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                                                                    EXHIBIT 10.7

                          ASHFORD OAKS OFFICE BUILDING

                             OFFICE LEASE AGREEMENT

STATE OF TEXAS         Section
COUNTY OF BEXAR        Section

      THIS LEASE (herein so called, both in reference to this Agreement and to the real estate transaction between Landlord and Tenant), made and entered into by and between BUILDING ACQUISITION CORPORATION, a Texas Corporation ("Landlord"), and BioNumerik Pharmaceuticals, a Limited Liability Co. (hereinafter called "Tenant").

                              W I T N E S S E T H:

      Effective on the execution of this Lease (even if the Commencement Date is a later date), Landlord hereby leases to Tenant., and Tenant hereby takes from Landlord, the Demised Premises described in this Agreement, as depicted by the floor plan attached as Exhibit "A", in the office building named as the "Building" below, for the Term set forth in Section 1.1(m) and on the following terms, conditions and covenants:

                                    ARTICLE I

                    FUNDAMENTAL LEASE PROVISIONS; DEFINITIONS

      The following list sets out the Fundamental Lease Provisions and certain other definitions pertaining to this Lease:

            1.1   Fundamental Lease Provisions.

                  (a)   "Landlord": Building Acquisition Corporation.

                  (b) Landlord's Mailing Address: Ashford Oaks Office Bldg., 8122 Datapoint Drive, Suite 316, San Antonio, Texas 78229; Attn: Mission City Properties, Inc., Manager, Suite 316.

                  (c)   "Tenant": same as above

                  (d)   Tenant's Mailing Address:

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                        (i)   Before the Commencement Date: 8122 Datapoint
                              Drive, Suite 700, San Antonio, Texas 78229.

                        (ii) After the Commencement Date: 8122 Datapoint Drive, Suite 1250, San Antonio, Texas 78229.

                  (e) "Guarantor(s)" (if applicable, Guaranty attached as Exhibit "E"): N/A

                  (f)   Guarantor's Street Address: N/A

                  (g) "Building" (including street address): Ashford Oaks Office Building, 8122 Datapoint Drive, San Antonio, Texas 78229.

                  (h) "Premises": The portion of the Building to be leased pursuant to this Lease, as shown on the attached Exhibit "A", containing approximately 5,464 square feet of Rentable Area. The address of the Premises is Ashford Oaks Office Building, 8122 Datapoint Drive, Suite 1250, San Antonio. Texas 78229.

                  (i)   "Base Rental": See Exhibit G "Addendum".

                  (j)   "Security Deposit": $ N/A

                  (k)   "Anticipated Commencement Date": May 1, 1992.

                  (l) "Commencement Date": The date on which the Premises are "ready for occupancy," as defined in Rider 101.

                  (m) "Term": The period of sixty (60) months beginning with the first day of the first full calendar month after the Commencement Date (or beginning on the Commencement Date if that date is the first day of a calendar month).

                  (n) "Area of the Building": 192,472 square feet, the stipulated total number of square feet of Rentable Area in the Building.

                  (o) "Area of the Premises": 5,464, the stipulated number of square feet of Rentable Area of the Premises.

                  (p) "Landlord's Operating Cost Contribution": $ 5.00 for each square foot in the Area of the Building.

                  (q)   "Broker": Trinity Asset Management, Inc.

                  (r) "Use": General office purposes and basic and applied medical research related lab facilities provided however the Premises may not be used for any laboratory research on materials which involve infectious strains of Human Immunodeficiency Virus.

            1.2   Certain Definitions.

                  (a) "Rentable Area": Area computed in accordance with the current American National Standard adopted by the Building Owners and Managers Association International ("BOMA").

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                  (b)   "Tenant's Pro Rata Share": The Area of the Premises
divided by the Area of the Building calculated as 2.84%.

                  (c) "Building Facilities": All equipment, machinery, facilities and other personal property located in the Building or on the Land (as hereinafter described) and/or used or utilized solely in connection with the operation and/or maintenance of the Building, or any part thereof.

                  (d) "Land": The parcel of real property more particularly described in Exhibit "B" attached hereto, on which the Building is located.

                  (e) "Protect": The Land and the Building, parking related thereto, all Building Facilities and all appurtenances pertaining to the foregoing.

                  (f) "Common Area(s)": The portion of the Building which is for the common use of all Tenants (and their customers, clients, invitees, contractors), including among other facilities, corridors, tunnels, elevator foyers, rest rooms, mechanical rooms, janitorial closets, electrical and telephone closets, vending areas, lobby areas, drinking fountains, meeting rooms, general tenant benefit or amenity areas, sidewalks, curbs, enclosed mall areas, loading areas, lighting facilities, delivery passages, decks and other parking facilities, landscaping, and other common rooms and common facilities.

                  (g) "Service Areas": "Service Areas" will refer to areas, spaces, facilities and equipment serving the Building (whether or not located within the Building) but to which Tenant and other occupants of the Building will not have access, including, but not limited to, mechanical, telephone, electrical and similar rooms, air and water refrigeration equipment and management areas.

                  (h) "Lease Year": A period of twelve (12) consecutive calendar months (during the Term) beginning on January 1 and ending on December 31, except that the first Lease Year begins on the Commencement Date of this Lease and ends on the next following December 31 and the last Lease Year begins on January 1 of the calendar year in which the Term ends and ends on the last day of the Term.

                  (i) "Rules": The Rules for the Building attached as Exhibit "D", as modified from time-to-time in accordance with Section 4.2.

            1.3 Other Definitions. Other terms defined in this Lease have the meanings assigned to them elsewhere in this Lease.

                                   ARTICLE II

                               MONETARY PROVISIONS

            2.1 Base Rental. Tenant shall pay to Landlord. without offset or deduction, Base Rental for the Premises in monthly installments in advance. Rent begins to accrue hereunder on the Commencement Date. One such monthly installment shall be made on or before the date of

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execution of this Lease, and the first day of each calendar month during the
Term, beginning with the second month. Rent for any partial month shall be prorated on a per diem basis.

            2.2 Tenant's Share of Certain Cost . In addition to other sums due from Tenant under this Lease, Tenant shall pay to Landlord, in the manner and at the times set forth below, Tenant's Pro Rata Share of Operating Costs, including Energy Costs, for each Lease Year:

                  (a) Operating Costs. "Operating Costs" means all costs, charges, and expenses incurred by Landlord in connection with owning operating, maintaining, repairing, insuring and managing the Building, and the Building's portion of the Common Areas and Service Areas. computed on an accrual basis and including, without limitation, costs, charges and expenses incurred with respect to the items enumerated as "Operating Cost Examples" in Paragraph A of Exhibit "C" to this Lease (which include amortization of certain capital improvements), and including Energy Costs. Operating Costs do not include those items enumerated as "Operating Cost Exclusions" to Paragraph B of Exhibit "C" to this Lease. "Energy Costs" means the costs incurred by Landlord for (i) any and all forms of fuel or energy utilized in connection with the operation, maintenance, and use of the Building, Common Areas and Service Areas, (ii) sales, use, excise and other taxes assessed by Governmental authorities on energy sources, and
(iii) other reasonable costs of providing energy to the Building, Common Areas and Service Areas. If less than 90% of the Area of the Building is occupied during a lease Year, then for purposes of determining the Operating Costs for that Lease Year, Operating Costs shall be determined as if the Building had been occupied to that extent for that Lease Year, taking into account the fixed or variable nature of the particular costs and expenses.

                  (b) Tenant's Pro Rata Share of Operating Costs. Tenant's Pro Rata Share of Operating Costs for any Lease Year is computed by multiplying Tenant's Pro Rata Share times Excess Operating Costs. "Excess Operating Costs" means the difference between (i) the Operating Costs for a Lease Year minus (ii) the product of (A) Landlord's Operating Cost Contribution multiplied times (B) the Area of the Building.

                  (c) Estimated Costs. Tenant's Pro Rata Share of Operating Costs for the remainder of the first Lease Year and for each subsequent Lease Year of the Term shall be estimated in good faith by Landlord, and notice of the estimated amounts will be given to Tenant at least 10 days before the Commencement Date or the beginning of each Lease Year, as the case may be. For each full Lease Year of the Term, Tenant shall pay to Landlord each month, at the same time the monthly installment of Base Rental is due, an amount equal to one-twelfth (1/12) of the estimated Tenant's Pro Rata Share of Operating Costs due for that year. If the first and last Lease Years are less than full calendar years, then Tenant shall pay to Landlord, each month for those Lease Years, at the same time the monthly installment of Base Rental is due, an amount equal to the amount of estimated Tenant's Pro Rata Share of Operating Costs for the partial lease Year divided by the number of full calendar months of the partial year, as supported with a written analysis upon request by Tenant.

                  (d) Estimate Revisions. At any time and from time to time during the Term, Landlord may, by giving notice to Tenant, change the monthly amount then payable by Tenant for Tenant's estimated Pro Rata Share of Operating Costs to reflect more accurately, as supported with a written analysis upon request by Tenant. Tenant's actual Pro Rata Share of Operating Costs for the then current Lease Year. Tenant shall begin paying the revised estimated amount

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together with the next monthly payment of Base Rental due after receipt by
Tenant of Landlord's notice.

                  (e) Annual Adjustments. On or before April 1 of each Lease Year, Landlord will prepare and deliver to Tenant a statement setting forth the calculation of the actual Tenant's Pro Rata Share of Operating Costs for the previous Lease Year. Within 30 days after receipt of the statement of the actual Tenant's Pro Rata Share of Operating Costs, Tenant shall pay to Landlord, or Landlord will credit against the next rental or other payment or payments due from Tenant, as the case may be, the difference between the actual Tenant's Pro Rata Share of Operating Costs for the preceding Lease Year and the estimated Tenant's Pro Rata Share of Operating Costs paid by Tenant during that year.

                  (f) Final Partial Year. If the Term expires or this Lease terminates before a final determination of the actual Tenant's Pro Rata Share of Operating Costs, then the amount of adjustment between the estimated Tenant's Pro Rata Share and the actual Tenant's Pro Rata Share of Operating Costs payable for the preceding Lease Year and/or the final partial Lease Year of the Term will be estimated by the Landlord based on the best data available to Landlord at the time of the estimate. Before the scheduled last day of the Term, or as soon as possible after an earlier termination date, an adjustment will be made between Landlord and Tenant. The obligations set forth in the preceding sentence shall survive expiration or earlier termination of this Lease.

            2.3 Personal Property Taxes. Tenant shall pay, before delinquency, all taxes, fees or charges. Rates, duties and assessments that are imposed, levied or assessed directly against Tenant, or indirectly through Landlord, and payable during the Term hereof, on Tenant's equipment, furniture, movable trade fixtures and other personal property located in the Premises. Tenant shall also pay, before delinquency, business and other taxes, fees or charges, rates, duties and assessments imposed, levied or assessed because of Tenant's occupancy of the Premises or on the business or income of Tenant generated from the Premises. In no event shall Tenant be required to pay taxes, fees or charges for personal property outside of the Premises or that are part of the Common Area.

            2.4 Taxes for Leasehold Improvements. If any authority levying real and personal property taxes against the Building includes, as a standard practice for determining the value of the Building for tax purposes, a component for tenant improvements or nonmovable trade fixtures of individual tenants, Tenant shall pay to Landlord any portion of those taxes which is attributable to the value of tenant improvements or nonmovable trade fixtures in the Premises in excess of the value (as of the first day of the Term or as of the date of such levying, whichever date is used by the taxing authority) of Building standard or existing improvements (collectively, "Above Standard Improvements"). On receipt of any such tax statement, Landlord will compute Tenant's share of taxes attributable to Above Standard Improvements, and submit a statement to Tenant evidencing the method of calculation. Tenant shall pay to Landlord together with the next monthly installment of Base Rental due after the receipt of Landlord's statement the entire amount due under this Section 2.4. The method of calculation of the share of taxes attributable to Above Standard Improvements will be subject to adjustment by Landlord from time to time in order to reflect the method currently utilized by taxing authorities to calculate taxes for Above Standard Improvements. If Tenant is assessed for taxes for Above Standard Improvements directly by the taxing authorities, then Tenant shall pay them before delinquency and deliver to

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Landlord copies of receipts for payment of those taxes and assessments no later than ten (10) days before the deadline for payment without imposition of penalty.

            2.5   Late Payments.

                  (a) Late Charge. If any amounts due under this Lease from Tenant to Landlord are not received by Landlord by the fifth (5th) calendar day after the date due, then the amount past due is subject to a ten percent (10%) late payment and service charge, payable by Tenant immediately on demand by Landlord, to be applied to defray Landlord's administrative and other overhead expenses.

                  (b) Administrative Reimbursement. If Landlord performs construction, maintenance, or repairs for Tenant under Sections 6.3, 8.2 or 13.2 of this Lease, then Tenant shall reimburse Landlord within five (5) days after receipt of an Invoice from Landlord for the cost of those items plus an amount equal to percent (15%) of those costs ("Administrative Reimbursement") to reimburse Landlord for administration and overhead.

            2.6 Security Deposit. On its execution of this Lease, Tenant shall deposit with Landlord, in addition to the advance payment of Base Rental described to Section 2.1, the Security Deposit. The Security Deposit shall be held by Landlord without interest as security for the performance of Tenant's obligations under this Lease. The Security Deposit is not an advance payment of rental or the full measure of liquidated damages on a default by Tenant. On an Event of Default (hereinafter defined). Landlord may, from time to time and without prejudice to any other remedy provided herein or by law, use the Security Deposit to cure the Event of Default. After an application of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount necessary to replenish Security Deposit to its original amount. On the expiration or termination of the Term, any remaining, once of the Security Deposit shall be returned by Landlord to Tenant if Tenant is not then in default.

                  Unless there has been a permitted assignment of this Lease pursuant to Article XI, and in connection therewith Landlord receives written notice of an assignment of the right to receive the Security Deposit or the remaining balance thereof. Landlord may return the Security Deposit to the original Tenant, regardless of one or more assignments of Tenant's interest in the Security Deposit. In this event, on the return of the Security Deposit (or balance thereof) to the original Tenant (or permitted assignee, as appropriate), Landlord has no further liability with respect to the Security Deposit.

            On a transfer of the Premises, this Lease or the Building Landlord may transfer the Security Deposit to the transferee, after which Landlord is released from all liability for the return of the Security Deposit. for which Tenant shall look solely to the transferee.

                                   ARTICLE III

                      PREMISES, COMMON AREAS, SERVICE AREAS

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            3.1   Required Condition Of Premises. Except to the extent that
Landlord is obligated to construct improvements in the Premises, as provided on an exhibit attached to this Agreement. and except for Landlord's agreement to complete or correct construction items, as described in the second paragraph of this Section 3.1, the Premises are delivered to Tenant and are being leased "AS IS" and "WITH ALL FAULTS," and Landlord makes no representation or warranty of any kind, expressed or implied, with respect to the condition of the Premises (including habitability, fitness or suitability for particular purpose of the Premises, or that the Building or the improvements to the Premises have been constructed in a good and workmanlike manner). TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, LANDLORD HEREBY DISCLAIMS, AND TENANT WAIVES THE BENEFIT OF, ANY AND ALL IMPLIED WARRANTIES, INCLUDING IMPLIED WARRANTIES OF HABITABILITY, FITNESS OR SUITABILITY FOR PURPOSE, OR THAT THE BUILDING OR THE IMPROVEMENTS IN THE PREMISES HAVE BEEN CONSTRUCTED IN A GOOD AND WORKMANLIKE MANNER. ENANT EXPRESSLY ACKNOWLEDGES THAT LANDLORD DID NOT CONSTRUCT OR APPROVE THE QUALITY OF CONSTRUCTION OF THE BUILDING.

            The taking of possession of the Premises by Tenant conclusively establishes that the Premises and the Building were at the Lime of occupancy in satisfactory order and condition except for (i) minor matters of finish adjustments to the Premises (commonly referred to as "punch list items") specified in reasonable detail on a list delivered by Tenant to Landlord within fifteen (15) days after the date on which Tenant takes possession of the Premises and (ii) defects not discoverable on inspection and about which Tenant notifies Landlord within 90 days after taking possession of the Premises. Landlord neither makes nor offers any other construction warranties of any kind or nature whatsoever.

            3.2 Minor Variations in Area. The Area of the Premises contained in Section 1.1(o) has been calculated in accordance with the foregoing definitions and is agreed to be the Area of the Premises regardless of minor variations resulting from construction of the Building and/or tenant improvements.

            3.3 Ceilings, Walls, Floors. Tenant acknowledges that pipes, ducts, conduits, wires and equipment serving other parts of the Building may be located above acoustical ceiling surfaces, below floor surfaces or within walls in the Premises.

            3.4 Common and Service Areas. Tenant is hereby granted a non-exclusive right to use the Common Areas during the Term of this Lease for their intended purposes, in common with others, subject to the terms and conditions of this Lease, including, without limitation, the Rules.

            3.5 Delay. If the Premises are not ready for occupancy by Tenant on the Anticipated Commencement Date, for any reason other than a delay caused by Tenant, the obligations of Landlord and Tenant shall nevertheless continue in full force and effect. However, except as otherwise provided in Rider 101, the Term of this Lease shall not begin and rent shall not begin to accrue until the actual Commencement Date. The delay in commencement of the Term and in the accrual of rent described in the foregoing sentence constitutes full settlement of all claims that Tenant might otherwise have by reason of the Premises not being ready for occupancy on the Anticipated Commencement Date.

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            If the Premises are not ready for occupancy by Tenant on the
Anticipated Commencement Date due to one or more delays caused by Tenant, or anyone acting under or for Tenant, or due to any cause other than Landlord's fault. Landlord has no liability and the obligations of Tenant under this Lease (including, without limitation. the obligation to pay rent) shall nevertheless begin as of the Commencement Date.

                                   ARTICLE IV

                                       USE

            4.1 Permitted Use. The Premises shall be used and occupied only for the purposes set forth in Section 1.1(r), and not otherwise. The Premises are being used by Tenant for commercial business use and are not residential property. Landlord represents that it has appropriate zoning necessary to lease space for the uses set forth in Section 1.1 above.

            4.2 Rules. Tenant's use of the Premises and the Common Areas are subject at all times during the Term to the Rules attached to the Lease as Exhibit "D" and to any modifications of those Rules and any additional Rules from time to time promulgated by Landlord. Additional Rules will not become effective and a part of this Lease until a copy of them has been delivered to Tenant. The inability of Landlord to cause another occupant of the Building to comply with the Rules will neither excuse Tenant's obligation to comply with the Rules or any other obligation of Tenant under this Lease nor cause Landlord to be liable to Tenant for any damage resulting to Tenant. Tenant shall cause Tenant's employees, servants and agents to comply with the Rules.

            4.3   Additional Covenants of Tenant.

                  (a) Laws, Statutes, Etc. Tenant shall, at Tenant's sole cost, promptly comply with all laws, statutes, ordinances, regulations, guidelines, restrictive covenants or requirements now in force or hereafter enacted including, without limitation, (a) the Americans With Disabilities Act of 1990, and (b) OSHA standards, including, without limitation, 29 C. F. R.
Section 1910.1030 (dealing with bloodborne pathogens), and with the requirements of any governmental authority having jurisdiction over the Building, board of fire underwriters, utility company serving the Building or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any of the foregoing is conclusive of that fact between Landlord and Tenant.

                  (b) Nuisance. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the operation of the Building or Common Areas or with the rights of other tenants or occupants of the Building or Cannon Areas or Injure, disturb or annoy other tenants or occupants of Building or Common Areas.

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                  (c)   Building Reputation. Tenant shall not use or permit the
Premises to be used for any objectionable purpose or any purpose which, in the reasonable opinion of the Landlord, harms or tends to harm the business or reputation of the Landlord or Building or reflects unfavorably on the Building, or any part of the Building, or deceives or defrauds the public.

                  (d) Fire Hazards. Tenant shall not cause, maintain or permit anything to be done in the Premises nor keep anything in the Premises which will, to the opinion of Landlord, increase the possibility of fire or other casualty or increase the then existing premiums for or void the coverage of any insurance on the Building or contents of the Building.

                  4.4 Control of Building and Common Areas. The Building and Common Areas will be at all times under the exclusive control, management and operation of Landlord. Landlord may from time to Lime (i) alter or redecorate the Building (including the Common Areas or Service Areas) or construct additional facilities adjoining or approximate to the Building; (ii) close temporarily doors, entry ways, public spaces and corridors and interrupt or suspend temporarily Building services and facilities in order to perform any redecorating or alteration or in order to prevent the public from acquiring prescriptive rights in the Common Areas; and (iii) change the name of the Building.

                  4.5 Minimization of Disruption. Landlord will attempt not to disrupt Tenant's operations in the Premises during the exercise of Landlord's rights of Section 4.4 or 7.1, but is not required to incur extra expenses to order to minimize the disruption. Tenant hereby waives all claims for damages or injuries or interference with Tenant's business, loss of occupancy or quiet enjoyment and any other laws resulting from the reasonable exercise by Landlord of any right under Section 4.4 or 7.1. No reasonable exercise by Landlord of any right under Sections 4.4 or 7.1 constitutes actual or constructive eviction or breach of any expressed or implied covenant for quiet enjoyment.

                                    ARTICLE V

                             SERVICES AND UTILITIES

            5.1 Services by Landlord. So long as Tenant is not in default under this Lease, and subject to the conditions and standards contained in this Lease and to standards, limitations and guidelines imposed by governmental authorities and utility companies, Landlord will furnish or cause to be furnished, while Tenant is occupying the Premises, the following services and utilities:

                  (a) Water at the normal temperature of the supply of water to the Building for lavatory and drinking purposes, through fixtures installed by Landlord or by Tenant with Landlord's consent; including office trash removal trail the Premises

                  (b) Janitorial cleaning services including office trash removal from the Premises to those portions of the Premises used solely for office purposes, five (5) days per week (except on holidays observed by the Building), in accordance with the standards of service provided to other tenants in the Building;

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                  (c)   Heated and refrigerated air conditioning, at such
temperatures and in such quantities as Landlord determines are reasonably necessary for the reasonably comfortable use and occupancy of the Premises for general office purposes; current hours of service extend from 7:00 am to 7:00 pm every day and may only be amended upon 30 day written notice to Tenant;

                  (d)   Routine maintenance in the Common Areas;

                  (e) Electric current to the Premises for Building standard office lighting and office machines that consume electric current within the limits set forth in Section 5.3(.))(1);

                  (f) Twenty-four (24) hour, non-exclusive. passenger elevator service and. when scheduled through the Building management. non-exclusive freight elevator service to the floors) on which the Premises are located; and

                  (g) Replacement of Building standard light bulbs, and fluorescent tubes in the Premises.

            Landlord is in no event responsible for the removal from the Premises of medical waste of any nature or of any contaminated or otherwise environmentally sensitive materials.

            5.2 Tenant's Obligations. Tenant shall pay for, before delinquency, all telephone charges and the cost charge for all other materials and services not expressly the obligation of Landlord that are furnished to or used on, in or about the Premises during the Term of this Lease.

            5.3   Tenant's Additional Service Requirements.

                  (a) Additional Services Requiring Landlord's Consent. Except as otherwise expressly provided elsewhere in this Lease (including any exhibit attached to this Lease). Tenant shall not, without Landlord's prior consent to writing. do the following:

                        (i) Install or use special lighting beyond building standard, or any equipment machinery, or device in the Premises which requires a nominal voltage of more than 120 volts, single phase, or which. in Landlord's reasonable judgment, exceeds the capacity of existing feeders, conductors, risers, or wiring in or to the Premises or Building, or which requires amounts of water in excess of that usually furnished or supplied for use in office space. or which will decrease the amount or pressure of water or the amperage or voltage of electricity that Landlord can furnish to other occupants of the Building;

                        (ii) Install or use any heat or cold-generating equipment, machinery, or device that affects the temperature otherwise maintainable by tire heat or air conditioning system of the Building;

                        (iii) Use portions of the Premises for special purposes requiring greater or more difficult cleaning work than office areas, such as, but without limitation, kitchens, reproduction rooms, interior glass partitions, and non-Building standard materials or finishes; or laboratory areas

                        (iv) Accumulate refuse or rubbish (A) in excess of that ordinarily accumulated to business office occupancy. or (8) at times other than Building standard cleaning times.

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                  (b)   Providing Additional Services. If, in the reasonable
opinion of Landlord, additional services to Tenant are necessary, Landlord may:

                        (i) Require that Tenant cease the activity or remove the item (or Landlord may refuse to permit the activity or installation of the item), causing (or which will cause) the need for the additional service. If Landlord and Tenant are not able to agree on a mutually satisfactory method for providing the additional services, or in Landlord's reasonable judgment, providing the additional service is not operationally or economically feasible;

                        (ii) With respect to additional utility consumption, install and maintain separate metering devices, or cause periodic usage surveys to be prepared by an engineer employed by Landlord for that purpose. Cost of the additional utility consumption plus, if Landlord installs and maintains separate meters, the costs of the meters and of their installation, maintenance and repair, or it Landlord orders usage surveys, the cost of those surveys, is the obligation of Tenant;

                        (iii) With respect to heat or cold-generating equipment, furnish additional heat or air conditioning to the Premises, or install supplementary heating or air conditioning units in the Premises or elsewhere in the Building or modify the existing heating or air conditioning system in the Premises. The cost of additional heat or air conditioning. supplementary units, or modifications to the existing system is the obligation of Tenant;

                        (iv) With respect to lighting beyond Building standard, purchase and replace, at Tenant's expense, light bulbs and ballasts and/or fixtures: and/or

                        (v) With respect to additional cleaning work. instruct Landlord's janitorial contractor to provide the services, the cost of which is the obligation of Tenant; provided however, should Landlord require Tenant to independently contract for all janitorial services in those areas requiring such additional cleaning (i.e., laboratory areas), Landlord agrees to credit Tenant's monthly Base Rental by the proportionate cost of the services that Landlord would ordinarily provide for those office areas.

                  (c) After Hours Heat or Air Conditioning. Landlord shall, on request and at Tenant's expense, provide after hours heat or air conditioning. The cost of after hours heat or air conditioning will be determined from time to time by Landlord and, on request, confirmed in writing to Tenant.

                  (d) Payment. Tenant shall pay to Landlord the cost of any additional service and any other costs for which Tenant is obligated under
Section 5.3(b) or (c) within five (5) days after receipt of an invoice from Landlord.

            5.4 Interruption of Utility Service. Landlord will use its reasonable efforts to provide or cause to be provided the services required of Landlord under this Lease. However, Landlord reserves the right, without any liability to Tenant and without affecting Tenant's covenants and obligations under this Lease, to stop or interrupt or reduce any of the services listed in
Section 5.1 or to stop, interrupt or reduce any other services required of Landlord under this Lease, whenever and for so long as may be necessary, in Landlord's reasonable judgment, by reason of (i) accidents or emergencies, (ii) the making of repairs or changes that Landlord in good faith considers necessary or which it is required or permitted by this Lease or by law to make, (iii) difficulty in securing proper supplies of fuel, water, electricity, labor or supplies, (iv) the compliance by Landlord with governmental, quasi-governmental or utility company energy conservation measures, or (v) the exercise by Landlord of any right contained in Section 4.4. Landlord shall, on an interruption of a utility service, use its reasonable efforts to cause the service to be resumed as soon as practicable. However, no interruption or stoppage of any services shall ever be construed as an eviction of Tenant nor will interruption or stoppage cause an abatement of the rent payable under this Lease or in any manner relieve Tenant from any of Tenant's obligations under this Lease; provided however, should such interruption or stoppage of any such services continue for a period exceeding five consecutive days, Tenant shall be entitled to rent abatement of rent due hereunder for each day after said period on that portion of the Premises so effected. Landlord is not liable for any interruption or stoppage of any services or for any damage to persons or property resulting from that stoppage.

                                   ARTICLE VI

                             REPAIRS AND MAINTENANCE

            6.1 Landlord's Repair Obligations. Landlord will, subject to the casualty provisions of Article VIII. maintain the (i) Common Areas and Service Areas, (ii) roof, foundation, exterior windows and load-bearing items of the Building; (iii) exterior (located outside the Premises) surfaces of walls; (iv) plumbing, pipes and conduits located in the Common Areas or Service Areas of the Building; and (v) the Building central heating, ventilation and air conditioning, electrical, mechanical and plumbing systems. Landlord is not required to make any repair in connection with or resulting from (1) any alteration or modification to the Premises or to Building equipment performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (2) the installation, use or operation of Tenant's property, fixtures and equipment, (3) the moving of Tenant's property in or out of the Building or in and about the Premises, (4) Tenant's use or occupancy of the Premises in violation of Article IV or in a manner not contemplated by the parties at the time of execution of this Lease (e.g., subsequent installation of special use rooms), (5) the acts or omissions of Tenant and Tenant's employees, agents, invitees, subtenants, licensees or contractors, or (6) fire or other casualty, except as provided in Article VIII. Depending on the nature of repairs undertaken by Landlord, the cost of the repairs will be borne solely by Landlord or will be reimbursed to Landlord either by a particular tenant or tenants or by all tenants as an Operating Cost.

            6.2 Tenant's Obligations. Except for janitorial services provided by Landlord and Landlord's obligations under Sections 3.1 and 6.1. Tenant, at Tenant's expense, through Landlord or contractors approved by Landlord, shall maintain the Premises in good order, condition and repair including, without limitation, the interior surfaces of the windows, walls and ceilings; floors; wall and floor coverings; window coverings; doors; interior windows; and all switches. fixtures and equipment in the Premises. On receipt of reasonable notice from Tenant, Landlord will perform, at the expense of Tenant, all repairs and maintenance to plumbing, pipes and electrical wiring located within walls, above ceiling surfaces and below floor surfaces resulting from the use of the Premises by Tenant. Tenant is not responsible for any plumbing, pipes and electrical wiring. Switches, fixtures and equipment located in the Premises but serving another tenant or for portions of the central heat, ventilation and air conditioning, electrical, mechanical and plumbing systems of the Building which are located in the Premises, except for (i) repairs resulting from the acts of Tenant and Tenant's employees, agents, invitees, subtenants, licensees or contractors, (ii) modifications made to any of those systems by, for, or because of Tenant. and (iii) special equipment installed by, for, or because of Tenant.

            6.3 Rights of Landlord. If Tenant fails, in Landlord's reasonable judgment. to maintain the Premises in good order, condition and repair. then Landlord may perform the maintenance. repairs, refurbishing or repairing at Tenant's expense.(if at Landlord's refit, Tenant's obligation shall. be limited to a maximum of $5,000)

            6.4 Condition on Surrender. On the expiration or earlier termination of this Lease, or on the exercise by Landlord of Landlord's right to re-enter the Premises without terminating this Lease. Tenant shall surrender the Premises in the same condition as received or as subsequently improved by Landlord or Tenant, except for (i) ordinary wear and tear, and (ii) damage by fire, earthquake, acts of God or the elements for which damage Landlord has received all insurance proceeds, and shall deliver to Landlord all keys for the Premises and combinations to safes located in the Premises. Tenant shall, at Landlord's option, remove, or cause to be removed, from the Premises or the Building, at Tenant's expense (if at Landlord's request, Tenant's obligation shall be limited to a maximum of $5,000) and as of the expiration or termination of this Lease, ail signs. notices, displays, millwork. nonmovable trade fixtures. or, subject to Subsection 6.5(d) of this Lease, any non-Building standard tenant improvements placed in the Premises or the Building. Tenant shall repair, at Tenant's expense, any damage to the Premises or the Building resulting from the removal of any item, including without limitation, repairing the floor and patching and painting the walls where reasonably required by Landlord. Tenant's obligations under this Section 6.4 shall survive the expiration or earlier termination of this Lease. If Tenant fails to remove any item of property permitted or required to be removed at the expiration or earlier termination of the Term. Landlord may. at Landlord's option, (a) remove that property from the Premises or Building at Tenant's expense and sell or dispose of It in a manner that Landlord considers advisable, or (b) place that property in storage at Tenant's expense. Any property of Tenant remaining in the premises ten (10) days after the expiration or termination of this Lease will be deemed to have been abandoned by Tenant.

            6.5   Alterations by Tenant.

                  (a) Approval Required. Tenant shall not make. or cause or permit to be made, any additions. alterations. installations or improvements in or to the Premises (collectively, "Alternations"). without the prior written consent of Landlord. Together with Tenant's request for approval of an Alteration, Tenant must also submit details with respect to design concept, plans and specifications. names of and financial and other pertinent information about proposed contractors (including without limitation. the labor organization affiliation or lack of affiliation of any contractors), certificates of Insurance to be maintained by Tenant's contractors, hours of construction, proposed construction methods, details with respect to the quality of the proposed work and reasonable evidence of security (such as payment and performance bonds) to assure timely completion and payment of the costs of the work by the contractor. With respect to an Alteration that is visible from outside the Premises, which must be approved as determined in Landlord's sale discretion, the alteration must, in the opinion of Landlord, also be architecturally and aesthetically harmonious with the remainder of the Building.

                  (b) Complex Alterations. If the nature, volume or complexity of any proposed Alteration will affect the basic heat, ventilation and air conditioning or other Building

Facilities or systems or the Building. Tenant shall furnish to Landlord Information reasonably required by Landlord to insure Landlord that the Alterations meet Landlord's reasonable requirements so as not to adversely affect the Building or Building Facilities or systems; otherwise. Landlord may require that the work be designed by consultants designated by Landlord and be performed by Landlord or Landlord's contractors. Any work described in this
Section 6.5(a) must be approved as determined in Landlord's sole discretion, which will not be reasonably withheld.

                  (c) Standard of Work. All work to be performed by or for Tenant pursuant hereto will be performed diligently and in a first-class, workmanlike manner, and in compliance with all applicable laws, ordinances, regulations and rules of any public authority having jurisdiction over the Building and/or Tenant and, so long as communicated in writing to Tenant, Landlord's insurance carriers. Landlord has the right, but not the obligation, to inspect periodically the work on the Premises and may make required changes to the method or quality of the work.

                  (d) Ownership of Alterations. All Alterations made by or for Tenant (other than Tenant's movable trade fixtures), immediately become the property of Landlord, without compensation to Tenant, but Landlord has no obligation to repair, maintain or insure those Alterations. Carpeting. shelving and cabinetry are considered improvements of the Premises and not movable trade fixtures, regardless of how or where affixed. No Alterations will be removed by Tenant from the Premises either during or at the expiration or earlier termination of the Term, and they shall be surrendered as a part of the Premises unless the Alteration is not Building-standard and Landlord has requested that Tenant remove it. Tenant may request at the time of submission to Landlord of Tenant's information in connection with a proposed Alteration that Landlord designate which non-Building standard Tenant improvements resulting from the Alteration are subject to removal at the end of the Term. In the absence of such a request. all non-Building standard improvements resulting from the Alteration are subject to removal in accordance with the provisions of this Lease.

            6.6 Payment of Costs: Mechanic's Liens. Except for costs that Landlord agrees with Tenant in writing to pay (including in an Exhibit or Rider attached to this Lease). Tenant shall pay for all costs incurred or arising out of alterations. additions or improvements in or to the Premises and shall not permit a mechanic's or materialman's lien to be asserted against the Premises. On Landlord's request, Tenant shall deliver to Landlord proof of payment reasonably satisfactory to Landlord of all costs incurred or arising out of any such alterations, additions or improvements.

            If Tenant contracts with a third party for the construction of improvements in the Premises, or for the supply of materials relating thereto. Tenant shall obtain validly executed and acknowledged lien waivers from any party who might assert a mechanic's or materialmen's lien as a result of Tenant's contract, regardless of the probable or ultimate validity of that lien. If a lien is filed against the Premises or any interest of Landlord or Tenant in the Building, then Tenant shall cause same to be discharged of record within ten
(10) days after its filing. If Tenant fails to obtain that discharge, then, to addition to any other right or remedy of Landlord, Landlord may (but is not obligated to) discharge the lien, either by paying the amount claimed to be due or by procuring a bond. or by any other means. Any amount paid by Landlord to obtain the discharge of the lien. with interest on that amount at the lesser of eighteen percent (18%) per annum or the highest lawful rate, from the date of Landlord's payment to the date of repayment to Landlord, shall be paid by Tenant to Landlord on demand.

                                   ARTICLE VII

                            LANDLORD'S RIGHT OF ENTRY

            In addition to its re-entry rights under Section 13.2, Landlord and its authorized agents may. during reasonable hours. enter the Premises (i) to inspect their general condition and state of repair, (ii) to make repairs required or permitted under this Lease, (iii) to show the Premises to any prospective tenant. purchaser or mortgagee, or (iv) for any other reasonable purpose.

                                  ARTICLE VIII

                            FIRE AND CASUALTY DAMAGE

            8.1 Casualty Reparable by Landlord. If the Building, or any part thereof, is damaged or destroyed by any peril that would be covered by a standard Texas fire and extended coverage insurance policy, then Tenant shall give immediate notice thereof to Landlord, and Landlord shall at its sole cost and expense proceed with reasonable diligence to rebuild and repair the damaged areas to substantially the condition in which they existed before the damage or destruction. except that Landlord is not required to rebuild. repair or replace any part of the partitions. tenant improvements, fixtures, additions or other improvements placed in. on or about the Premises by Tenant. Rental payable by Tenant under this Lease shall be abated to the extent that the Premises are rendered uninhabitable by the casualty.

            8.2 Casualties Not Reparable By Landlord. If the Premises, or any part thereof, are damaged or destroyed by a casualty other than a peril covered by a standard Texas fire and extended coverage insurance policy, or if any other improvements situated on the Premises are damaged or destroyed, then Tenant shall at its sole cost and expense proceed with reasonable diligence to rebuild and repair the damaged improvements to substantially the condition in which they existed before the damage or destruction, subject to Landlord's approval of the plans and specifications and the contractor for the rebuilding and repairing.

            8.3 Tenant's Property Insurance. Tenant shall maintain insurance on all alterations, additions, portions and improvements erected by or on behalf of Tenant in, on or about the Premises in an amount not less than 80% (or such greater percentage as necessary to comply with co-insurance requirements of the policy) the "replacement cost" thereof, as defined in the Replacement Cost Endorsement to be attached to the policy. Written evidence of the required insurance coverage or certified copies of policies and receipts evidencing payment of the premiums therefor shall be delivered to Landlord before the Commencement Date. Not less than ten (10) days before the expiration date of any such policies, written evidence of insurance or certified copies of renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. All policies shall be procured by Tenant from financially responsible insurance companies acceptable to Landlord. Each policy shall provide for not less than thirty (30) days' written notice to Landlord before a policy may be cancelled and shall name Landlord. and any other parties reasonably designated by Landlord, as "additional insureds.

            8.4 Mortgagee Requirements. Notwithstanding anything herein to the contrary, if the holder of any indebtedness of Landlord secured by a mortgage or deed of trust covering the Premises requires that insurance proceeds payable to Landlord be applied to that indebtedness. then Landlord may terminate this Lease by delivering written notice of termination to Tenant within thirty (30) days after the requirement is made by the lienholder, whereupon all further rights and obligations of each party hereunder shall cease and terminate.

            8.5 Termination of Lease. Notwithstanding anything contained to the contrary in this Article VIII, if the Building or the Premises is destroyed by a fire or other casualty to the extent that, in Landlord's reasonable judgment the Building or the Premises cannot practically be rebuilt to its pre-existing condition within one hundred twenty (120) days, or in any event during the last twelve (12) months of the Term, then Landlord may, at Landlord's sole option, terminate this Lease within ninety (90) days from the date of destruction. by delivering written notice thereof to Tenant, in which case neither party hereto shall have any further obligations hereunder to the other.

            8.6 Waiver of Subrogation. Each of Landlord and Tenant waives any and every claim in its favor against the other during the Term of this Lease for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of. the Premises, which loss or damage is covered by valid and collectible fire and extended coverage insurance policies. These mutual waivers are 1n addition to, and not in limitation or derogation of, any other waiver or release contained to this Lease with respect to any loss of, or damage to, property of Tenant. Because the mutual waivers will preclude the assignment of a claim by way of subrogation or otherwise to an insurance company (or any other person), each party hereto shall immediately give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the waiver. and shall cause those insurance policies to be properly endorsed. if necessary, to prevent the invalidation of insurance coverages by reason of the waiver.

                                   ARTICLE IX

                    INDE14NITY AND PUBLIC LIABILITY INSURANCE

            9.1 Indemnity. Landlord is not liable to Tenant or Tenant's employees, agents. patrons or visitors. or to any other person whomsoever. for any injury to person or damage to property on or about the Premises. if caused by the action or inaction of Tenant, its agents, servants or employees, or of any other person entering upon the Premises under the expressed or implied invitation of Tenant. including without limitation. action or inaction required of Tenant by Section 4.3(a) of this Lease. or caused by the Building or the improvements located on the Premises becoming out of repair, or caused by leakage of gas, oil. water or steam or by electricity emanating from the Premises. or due to any cause whatsoever, including Landlord's own negligence. Tenant hereby indemnifies Landlord and agrees to hold it harmless from any loss. expense or claims. including attorney's fees, arising out of any such damage or injury. except injury to persons or damage to property the sole cause of which is the gross negligence or willful misconduct of Landlord.

            9.2 Liability Insurance. Tenant shall procure and maintain throughout the Term at its sole cost and expense. a policy or policies of comprehensive general liability insurance. for bodily injury or death or property damage. insuring Landlord and Tenant against all claims. demands. or actions relating to the Premises on an occurrence basis with a minimum combined single limit with policy limits of not less than $1,000,000 per occurrence for Injury to persons (including death). and for property damage or destruction. including loss of use. All policies shall be procured by Tenant from financially responsible insurance companies acceptable to Landlord, and shall name Landlord. and any other party reasonably designated by Landlord, as "additional insureds." Written evidence of the required insurance coverage or certified copies of policies and receipts evidencing payment of premiums therefor shall be delivered to Landlord before the Commencement Date. Not less than ten (10) days before the expiration date of any policies, written evidence of insurance or certified spies of the renewals thereof (bearing notations evidencing the payment of renewal premiums) shall be delivered to Landlord. Ail policies shall provide that not less than thirty (30) days' written notice shall be given to Landlord before a policy may be cancelled.

            9.3 Tenant's 's Failure to Maintain Insurance. If Tenant fails to comply with the foregoing insurance requirements, then Landlord may (in addition to having available to it all other remedies provided herein on the occurrence of an Event of Default) obtain such insurance, and Tenant shall pay to Landlord on demand, as additional rent hereunder, the premium cost thereof plus interest at the lesser of eighteen percent (18%) per annum or the highest lawful rate. from the date of payment by Landlord until payment by Tenant.

                                    ARTICLE X

                                  CONDEMNATION

            10.1 Total or Substantial Condemnation. If all or a substantial part of the Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain, or is sold to the condemning authority under threat of condemnation. then this Lease shall terminate and the rent shall be abated during the unexpired portion of the Term, effective from the date of taking of the Premises by the condemning authority.

            10.2 Partial Condemnation. If less than a substantial part of the Premises Is taken for public or quasi-public use under any governmental law. ordinance or regulation, or by right of eminent domain, or is sold to the condemning authority under threat of condemnation, then Landlord, at its option, may by written notice to Tenant terminate this Lease or shall forthwith at its sole expense restore and reconstruct the building in which the Premises are located and improvements therein (other than leasehold improvements or other improvements made by Tenant or any assignee, subtenant or other occupant of the Premises) to make the same reasonably suitable for the uses for which the Premises are leased. as provided in Section 4.1.

            10.3 Disposition of Awards. All awards arising from a total or partial taking of the Premises, of Tenants leasehold estate, or a taking for temporary use shall belong to and be the property of Landlord without any participation by Tenant. Tenant hereby assigns to Landlord any share of any such award that might otherwise be payable to Tenant.

                                   ARTICLE XI

                  ASSIGNMENT, TRANSFER AND SUBLEASING BY TENANT

            11.1  Landlord's Consent Required.

                  (a) No Assignment or Subletting. Tenant shall not assign or in any manner transfer this Lease or any estate or interest therein. or sublet the Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld. However, Tenant may assign this Lease without Landlord's prior approval to a wholly-owned subsidiary. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's right to any subsequent assignments and sublettings. All assignments and sublettings shall be subject to the use limitations stated in Section All assignments will transfer the and privileges of Tenant

                  (b) Required Information. If Tenant desires to design the n this Lease or to sublet all or part of the Premises, then Tenant shall notify Landlord at least thirty (30) days in advance of the date on which Tenant desires to make the assignment or enter into the sublease. Tenant shall provide Landlord with a copy of the proposed assignment or sublease, and sufficient information concerning the proposed assignee or subtenant to low Landlord to make informed judgments as to the financial condition. reputation, operations and general irability of the proposed assignee or subtenant.

                  (c) Landlord's Options. Within fifteen (15) days after Landlord's receipt of the documents and information described in Subsection (b) above, Landlord has the following options, as elected in its sole discretion:

                        (i) cancel the Lease as to all of the Premises if Tenant proposes to assign the Lease or sublet more than fifty percent (50%) of the Premises, or cancel the Lease as to the portion of the Premises proposed be sublet if Tenant proposes to sublet less than fifty percent (50%) of the Premises; or

                        (ii) consent to the proposed assignment or sublease, subject to the other provisions contained in this Article XI; or

                        (iii) refuse to consent to the proposed assignment or sublease but allow Tenant to continue its search for an assignee or subtenant that will be acceptable to Landlord, which option will be deemed to have been elected by Landlord unless Landlord gives Tenant written notice to the contrary.

                  (d) Legal Fees and Other Expenses. To reimburse Landlord for administrative and legal expenses associated with its review and/or preparation of legal documents relating to a proposed assignment or sublease, Tenant shall pay to Landlord the amount of all reasonable legal fees and expenses incurred by Landlord in connection with its review of Tenant's request, plus any legal fees and disbursements incurred in the preparation and review of any documentation. Tenant shall pay these amounts within five (5) days after its receipt of an invoice from Landlord, as additional rent.

            11.2 Transfer of Voting Interest. If Tenant is a corporation or partnership and if at any time during the Term of this Lease (including extensions, those persons who own a majority of either the outstanding voting shares or all outstanding shares of capital stock or the controlling partnership interests of Tenant at the time of the execution of this Lease, cease to own a majority of those shares or partnership interests (except as the result of transfers by devise or descent), then the change in ownership of a majority of those shares or partnership interests is deemed an assignment of this Lease by Tenant and therefore subject in ail respects to the provisions of Section 11.1. The previous sentence shall not apply. however, if at the time of the execution of this Lease the outstanding voting shares of capital stock or partnership interests of Tenant are listed on a recognized security exchange or over-the-counter market.

            11.3 No Release. Notwithstanding any assignment or subletting, Tenant and any Guarantor of Tenant's obligations under this Lease shall remain fully responsible and liable for the payment of the rent herein specified and for compliance with all of Tenant's other obligations under this Lease (even if future assignments and sublettings occur after the assignment or subletting by Tenant, and regardless of whether or not Tenant's approval has been obtained for those future assignments and sublettings). Moreover, if the rental due and payable by a sublessee (or a combination of the rental payable by the sublessee plus any bonus or other consideration relating thereto) exceeds the rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord. the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall pay to Landlord the excess amounts within ten (10) days after receipt thereof by Tenant. Finally, on an assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee are received by Tenant in trust for Landlord, to be forwarded immediately to Landlord without offset or reduction of any kind. On Landlord's election, those rentals shall be paid directly to Landlord as specified under this Lease (to be applied as a credit against Tenant's accrued rental obligations, with any excess being the sole property of Landlord).

            11.4 No Mortgage. Tenant shall not mortgage, pledge or otherwise encumber its interest in this Lease or in the Premises.

            11.5 Transfer of Landlord's Interest. On a transfer and assignment by Landlord of its interest in this Lease, or all or part of the Building, Landlord shall thereby be released from any further obligations hereunder, and Tenant shall look solely to the successor in interest of Landlord for performance, of those obligations. Any security given by Tenant to secure performance of Tenant's obligations hereunder may be transferred by Landlord to the successor in interest, and Landlord shall thereby be discharged of any further obligation relating thereto. On a transfer of its interest in the Building or Premises, Landlord may become a mortgagee for purposes of Article XIV.

            11.6 Bankruptcy. If this Lease is assigned in connection with a bankruptcy proceeding, the provisions of Article XIV apply.

                                   ARTICLE XII

                                  HOLDING OVER

            Without in any way affecting Landlord's rights and remedies under this Lease, if Tenant holds over after the expiration or termination of this Lease, then Tenant shall pay as monthly rent during each month of the holdover period an amount equal to 150% of the amount of monthly rent due for the last month of the Term. No holding over by Tenant after the Term of this Lease, either with or without the consent and acquiescence of Landlord. shall extend the Term for a period longer than one month unless that Term is extended in a writing executed by Landlord. Any holding over without the written consent of Landlord shall be on a vacancy-at-sufferance basis. On an unauthorized holding over, Tenant shall indemnify Landlord against all claims for damages with respect to any other lessee or prospective lessee to whom Landlord has leased all or any part of the Premises.

                                  ARTICLE XIII

                     DEFAULT BY TENANT; LANDLORD'S REMEDIES

            13.1 Events of Default. The following events (individually, an "Event of Default," and collectively, "Events of Default") constitute defaults under this Lease:

                  (a) Failure of Tenant to pay when due an installment of the rent or any other amount payable to Landlord hereunder.

                  (b) Failure of Tenant to comply with any term, condition or covenant of this Lease.

                  (c) Insolvency of, or the making of a transfer in fraud of creditors or a general assignment for the refit of creditors by, Tenant or a Guarantor of Tenant's obligations under this Lease.

                  (d) Filing of a petition under any section or chapter of the United States Bankruptcy Code, as needed. or under any similar law or statute of the United States or any State thereof, by Tenant or by a guarantor of Tenant's obligations under this Lease, or entry of an order for relief in a bankruptcy proceeding against Tenant or a Guarantor.

                  (e) Appointment of a receiver, trustee or liquidator of Tenant or of a Guarantor or for alt or substantially all of the assets of Tenant or of a Guarantor of Tenant's obligations under this Lease.

                  (f) Abandonment by Tenant of any substantial portion of the Premises or cessation of use of the remises for the purpose leased.

                  (h) Assignment of Tenant's interest to this Lease by operation of law.

            13.2 Remedies of Landlord. On the occurrence of an Event of Default listed in Section 13.1, Landlord may pursue any one or more of the following remedies without any notice or demand whatsoever except as otherwise indicated (and, further, Tenant is liable for damages as provided in Section 13.3):

                  (a) Termination. Terminate this Lease by giving written notice of termination to Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to so surrender the Premises, then Landlord may, without, prejudice to any other remedy it has for possession of the Premises or arrearages in rent or other damages, re-enter and take possession of the Premises and expel or remove Tenant and any other person occupying the Premises or any part thereof, by any lawful means, without being liable for prosecution or claim for damages whether caused by the negligence of Landlord or otherwise.

                  (b) Continuation of Lease: Reletting of Premises. Landlord may continue this Lease in full force and effect, in which case Tenant is liable for all rents and other amounts payable under this Lease. Landlord may, nevertheless. re-enter and take possession of the Premises. by any lawful means, without terminating this Lease and without being liable for prosecution or for any claim for damages therefor. and relet the Premises and apply the rent received to the account of Tenant. No reletting by Landlord is considered to be for its own account unless Landlord has notified Tenant that this Lease has been terminated. Landlord may relet the Premises for a period or periods of time equal to, lesser or greater than the remainder of the Term, and on whatever terms and conditions Landlord, in its sole discretion. deems advisable. Landlord's action under this subsection (b) is not considered an acceptance of Tenant's surrender of the Premises unless Landlord expressly so notifies or agrees with Tenant in writing.

                  (c) Act for Tenant. Re-enter the Premises by any lawful means, without terminating this Lease and without being liable for any prosecution or for any claim for damages therefore, and do whatever Tenant is obligated to do under the terms of this Lease. Tenant shall pay to Landlord, on demand. expenses incurred by Landlord in effecting compliance with Tenant's obligations under this Lease, plus interest thereon at the lesser of 18% per annum or the highest lawful rate, from the date expended until repaid. Landlord is not liable for any damages resulting to Tenant from such action, whether caused by negligence of Landlord or otherwise.

                  (d) Change Locks. Landlord may change the locks on doors permitting entry into the Premises and deny Tenant's access thereto until all Events of Default have been cured. Landlord has no obligation to advise Tenant of the change of locks other than to provide written notice at Premises of the person whom Tenant may contact, during the normal business hours for the Premises of which Tenant has advised Landlord in writing, to acquire additional Information. Tenant waives all rights under Chapter 93 of the Texas Property Code to which it is otherwise entitled.

                  (e) Recapture of Advance Benefits. In addition to the remedies set forth in Sections 13.2(a)-(d), inclusive, on the occurrence of an Event of Default by Tenant under this Lease with respect to which Landlord elects either to terminate this Lease or, without terminating this Lease, to terminate Tenant's possession of the Premises. (i) Tenant shall pay to Landlord in cash on demand an amount equal to all "Reimbursable Costs" (as defined below) for which Tenant has not yet vested (as defined below). and (ii) any remaining rental abatement and/or other concessions that have not yet accrued under this Lease shall terminate. As used herein. the term "Reimbursable Costs" means the total of (i) the aggregate dollar value of all rental abatements that Tenant has received under this Lease; and (iii) the aggregate dollar amount which has been paid to or on behalf of Tenant under this Lease, including. without limitation. any brokerage commission paid and/or payable by Landlord in connection with the execution of this Lease. Because the Reimbursable Costs were incurred by Landlord in reliance on Tenant's fully performing Tenant's obligations under this Lease. Tenant hereby acknowledges that Landlord will be damaged on a default by Tenant in an amount equal to the aggregate dollar value of the Reimbursable Costs for which Tenant has not yet vested. in addition to (and not 1n lieu of) any other damages suffered by Landlord. Tenant shall vest as to Reimbursable Costs at the rate of (A) 100% divided by the number of months in the initial Term for which Tenant is obligated to pay full rent, (B) multiplied by the number of months for which Tenant has paid full rent and is not otherwise in default hereunder. No vesting shall occur with respect to any month for which Tenant has not paid rent or in which Tenant is otherwise in default hereunder. For example, if Tenant is obligated to pay full rent for 50 months, then Tenant shall vest hereunder at the rate of 2% for each month for which it pays full rent.

                  (f) Lease Remedies Not Exclusive; Lease Supersedes Property Code. Pursuit of any of the foregoing remedies does not constitute an irrevocable election of remedies nor preclude pursuit of any other remedy provided elsewhere in this Lease or by applicable law, and none is exclusive of another unless so provided in this Lease or by applicable law. Likewise, forbearance by Landlord to enforce one or more of the remedies available to it on an Event of Default does not constitute a waiver of that default or of the right to exercise at remedy later or of any rent, damages or other amounts due to Landlord hereunder. In the case of a inflict. and to the extent that Chapter 93 of the Texas Property Code applies to this Lease, the terms of this Lease supersede and control the provisions of Chapter 93 of the Texas Property Code.

            13.3  Tenant's Liability For Landlord's Damages.

                  (a) In General. In all events, Tenant is liable for all damages of whatever kind or nature, direct or indirect, suffered by Landlord as a result of the occurrence of an Event of Default. If Tenant fails to promptly pay Landlord for the damages suffered, Landlord may pursue a monetary recovery from Tenant. Included among those damages are all expenses incurred by Landlord to repossessing the Premises (including, among other expenses, increased insurance premiums resulting from Tenant's vacancy). all expenses incurred by Landlord in reletting the Premises (including, among other expenses. those Incurred for repairs. remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new tenant on a reletting, all losses incurred by Landlord as a result of Tenant's default (including among other losses, any adverse reaction by Landlord's mortgagee or by other tenants or prospective tenants of the Building) and a reasonable allowance for Landlord's administrative efforts, salaries and overhead attributable directly or indirectly to Tenant's default and landlord's pursuit of the rights and remedies provided under this Lease or by applicable law.

                  (b) Termination of Lease. If Landlord terminates this Lease under Section 13.2(a). then Tenant shall pay to Landlord on demand the amount of all loss and damage suffered by Landlord by reason of the termination, to be determined by one or a combination of the following measures of damages:

                        (i) Until Landlord is able, through good faith efforts (the nature of which shall be at Landlord's sole discretion), to relet the Premises. Tenant shall pay to Landlord on or before the first day of each calendar month. the amounts required to be paid by Tenant under this Lease. After the Premises have been relet by Landlord, Tenant shall pay to Landlord on the 20th day of each calendar month, the difference between the amount required to be paid by Tenant under this Lease for that calendar month and the amount actually collected by Landlord for that month. If it becomes necessary for Landlord to bring suit to collect a Deficiency. Landlord may allow the deficiency to accumulate and may bring an action on several or all of the accrued deficiencies at one time. No suit shall prejudice to any way Landlord's right to bring a similar action for any deficiency or deficiencies that arise later. Any amount collected by Landlord from subsequent tenants for any calendar month which exceeds the amounts required to be paid by Tenant under this Lease shall be credited to reduce Tenant's liability for any calendar month for which the amount collected by Landlord is less than the amount required to be paid by Tenant, as Tenant's sole right to that excess.

                        (ii) When Landlord desires to do so. including after it has elected to proceed under subparagraph (i) immediately above (that election not being exclusive under this Lease). Landlord may demand a final settlement. On that demand, Landlord is entitled to receive from Tenant the difference between the total of all amounts required to be paid by Tenant under this Lease for the remainder of the Term minus the reasonable rental value of the Premises for that period, with such difference to be discounted to a present value based on a rate equal to the rate of interest allowed by law in Texas when the parties to a contract have not agreed on a particular rate of interest (or, in the absence of such a stipulated rate. at the rate of 10% per annum).

                        (iii) Landlord's election to proceed under subsection
(i) above shall not prejudice its right thereafter to cancel that election in favor of the remedy described in subsection (ii) above, so long as at the time of that cancellation, Tenant is still in default.

                  (c) Continuation of Lease: Reletting of Premises. If Landlord elects to continue this Lease in effect, then Tenant is liable for the rent and other amounts due hereunder. If Landlord relets the Premises for the account of Tenant, then the amounts actually received by Landlord shall be credited to the amounts owed by Tenant under this lease (including the amounts described in Section 17.3(a)).

                                   ARTICLE XIV

                       BANKRUPTCY OR INSOLVENCY OF TENANT

            14.1 Liquidation. If Tenant becomes a debtor under Chapter 7 of the federal Bankruptcy Code. 11 U. S. C. Sections 101 et seq. (the "Bankruptcy Code"), and Tenant's trustee or Tenant elects to assume this Lease for the purpose of assigning it, or otherwise, then that election and assignment may be made only if the provisions of Sections 14.2 and 14.4 are satisfied. If Tenant or Tenant's trustee fails to elect to assume this Lease within 60 days after an order for relief is entered against Tenant, or such additional time as is provided by the court within that 60-day period, then this Lease shall be deemed to have been rejected. Immediately after that rejection, Landlord may repossess the Premises without further obligation to Tenant or Tenant's trustee and this Lease shall terminate, but Landlord's right to be compensated for damages (including. without limitation. liquidated damages provided for under this Lease) in any such proceeding shall survive.

            14.2 Reorganization. If a petition for reorganization or adjustment of debts is filed concerning Tenant under Chapter 11 of the Bankruptcy Code, or a proceeding is filed under Chapter 7 of the Bankruptcy Code and is converted to a Chapter 11 case, then Tenant's trustee or Tenant, as debtor-in-possession. must elect to assume this Lease within 120 days after an order for relief is entered against Tenant, or Tenant's trustee or the debtor-in-possession shall be deemed to have rejected this Lease. If Tenant. Tenant's trustee or the debtor-in-possession fails to perform all of Tenant's obligations under this Lease within the time periods (excluding grace periods) required for that performance, then no election by Tenant's trustee or the debtor-in-possession to assume this Lease, whether under Chapter 7 or Chapter 11, is effective unless each of the following conditions has been satisfied:

                  (a) Defaults Cured. Tenant's trustee or the debtor-in-possession cures all defaults under the Lease. or provides Landlord with Assurance (as defined below) that it will cure. (i) all defaults that can be cured by the payment of money within 10 days from the date of such assumption and (ii) all other defaults under this Lease that can be cured by the performance of the act needed to effect the cure promptly after the date of assumption.

                  (b) Compensation For Damages. Tenant's trustee or the debtor-in-possession and, if this Lease has been guaranteed, Guarantor compensates, or provides Landlord with Assurance that within 10 days from the date of such assumption it will compensate. Landlord for any actual pecuniary loss incurred by Landlord arising from the default of Tenant, Tenant's trustee, or the debtor- in-possession as indicated in any statement of actual pecuniary loss sent by Landlord to Tenant's trustee or the debtor-In-possession.

                  (c) Assurance of Future Performance. Tenant's trustee or the debtor-in-possession provides Landlord with Assurance of the future performance of the obligations of Tenant under the Lease. Lessee's trustee or the debtor-In-possession, and if that Assurance has been provided, Tenant's trustee or the debtor-in-possession shall also (i) deposit with Landlord, as security for the timely payment of rent under this Lease, an amount equal to three (7) months' Base Rental, and (ii) pay in advance to Landlord on the date that Base Rental is due and payable, one-twelfth (1/12) of Tenant's annual obligations for any other purpose (e.g., taxes and insurance) pursuant to this Lease. The obligations imposed on Tenant's trustee or the debtor- in-possession all continue with respect to Tenant or any assignee of this Lease after the completion of bankruptcy proceedings.

                  (d) No Breach of Other Obligations. The assumption will not breach or cause a default under any provision of any other lease, mortgage, financing agreement or other agreement by which Landlord is bound relating to the Premises or any larger development of which the Premises are a part.

                  For purposes of this Article XIV, Landlord and Tenant acknowledge that "Assurance" means no less than (i) Tenant's trustee or the debtor-in-possession has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that sufficient funds will be available to fulfill the obligations of Tenant under this Lease and there has been deposited with Landlord. or the Bankruptcy Court has entered an order segregating. sufficient cash payable to Landlord, and/or Tenant's trustee or the debtor-in-possession shall have been granted a valid and perfected first lien and security interest and/or mortgage in property of Tenant, Tenant's trustee or the debtor-in-possession, acceptable as to value and kind to Landlord, to secure to Landlord the obligation of Tenant, Tenant's trustee or the debtor-in-possession to cure the defaults under this Lease, monetary and/or non-monetary, within the time periods set forth above, and (if this Lease has been guaranteed) (ii) Guarantor has cured all defaults under this Lease that can be cured by the payment of money and has undertaken to promptly cure all other :faults under this Lease that can be cured by the performance of any act and, if this Lease has been guaranteed, Landlord has received a duly authorized and binding undertaking of Guarantor that Guarantor remains obligated under its Guaranty to the same extent as if the circumstances giving rise to the requirement that Assurance be provided had not occurred. together with a statement of Guarantor's certified public accountants certifying that the net worth of Guarantor, on a consolidated basis but exclusive of any net worth of Lessee, is in excess of $250,000.00. For an individual Guarantor, there shall be excluded from that Guarantor's net worth for purposes hereof any equity in the Guarantor's principal residence. For a non-individual Guarantor, there shall be excluded from that Guarantor's net worth for purposes hereof its basis in Its fixed assets, including land and buildings.

            14.3 Subsequent Liquidation or Petition. If this Lease is assumed in accordance with Section 14.2 and hereafter Tenant is liquidated or files a petition for reorganization or adjustment of debts under Chapter 11 of the Bankruptcy Code, Landlord may, at its option, terminate this Lease and all rights of Tenant hereunder, by giving Tenant notice of its election so to terminate within 30 days after the occurrence of either of such events.

            14.4  Assignment.

                  (a) Adequate Assurance of Future Performance. If Tenant's trustee or the debtor-in-possession assumes this Lease pursuant to the terms and provisions of Sections 14.1 or 14.2 for the purpose of assigning (or otherwise elects to assign) this Lease to an assignee other than Guarantor, then this Lease may be so assigned only if the proposed assignee provides adequate assurance of future performance of all of the terms, covenants and conditions of this Lease to be performed by Tenant including, without limitation, the obligation to pay Base Rental. As used herein, "adequate assurance of future performance" means that no less than each of the following conditions has been satisfied:

                        (i) The proposed assignee has furnished Landlord with either (A) a current financial statement audited by a certified public accountant indicating a net worth and working capital in amounts that Landlord reasonably determines are sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease or (B) a guaranty, or guaranties, in form and substance satisfactory to Landlord from one or more persons with a net worth and working capital in amounts that Landlord reasonably determines are sufficient to assure the future performance of Tenant's obligations under this Lease.

                        (ii) The proposed assignment will not release or impair any guaranty of the obligations of Tenant (including Guarantor and the proposed assignee) under this lease.

                        (iii) The proposed assignee and its guarantors have a demonstrated financial condition and operating performance similar or superior to that of Tenant and any Guarantor of Tenant's obligations under this Lease at the date that Tenant became a tenant hereunder.

                  (b) Any and all monies or other considerations payable or otherwise to be delivered in connection with the assignment referred to in subparagraph (i) next above shall be paid or delivered to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other considerations constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for e benefit of Landlord and be promptly paid to or turned over to Landlord.

                  (c) Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall on demand execute and deliver to Landlord an instrument confirming the assumption.

            14.5 Reasonable Charges. When, pursuant to the Bankruptcy Code, Tenant's trustee or the debtor- in-possession is obligated to pay reasonable use and occupancy charges for the use of the Premises, the charges shall not be less than the Base Rental and all other amounts payable by Tenant under this Lease.

            14.6 Consent. Neither the whole nor any portion of Tenant's interest in this Lease or its estate in the Premises shall pass to any trustee, receiver, assignee for the benefit of creditors, or any other person or entity, or otherwise by operation of law under the laws of any state having jurisdiction of the person or property of Tenant unless Landlord has consented to the transfer in writing. No acceptance by Landlord of Base Rental or any other payments from a trustee, receiver, assignee, person or other entity shall be deemed to constitute such consent by landlord, nor shall it be deemed a waiver of Landlord's right to terminate this lease for transfer of Tenant's interest under this Lease without such consent.

            14.7 Intent. Landlord and Tenant acknowledge, for themselves and for each of their successors and assigns, their intent to have the applicable provisions of Section 365 of the Bankruptcy Code, or any successor provisions, apply to this Lease.

                                   ARTICLE XV

                                  LIEN FOR RENT

            IN CONSIDERATION OF THE MUTUAL BENEFITS ARISING UNDER THIS LEASE TENANT HEREBY GRANTS TO LANDLORD A LIEN AND SECURITY INTEREST IN STANDARD OFFICE EQUIPMENT OWNED BY TENANT (INCLUDING,

BUT NOT LIMITED TO, ALL FIXTURES, MACHINERY, EQUIPMENT, FURNISHINGS, AND OTHER ARTICLES OF PERSONAL PROPERTY NOW OR HEREAFTER PLACED IN OR ON THE PREMISES BY TENANT, TOGETHER WITH THE PROCEEDS FROM THE DISPOSITION OF THOSE ITEMS) [THE "COLLATERAL"], NOW OR HEREAFTER PLACED IN OR UPON TILE PREMISES, AS SECURITY FOR PAYMENT OF ALL RENT AND OTHER SUMS AGREED TO BE PAID BY TENANT HEREIN. THE PROVISIONS OF THIS ARTICLE XV CONSTITUTE A SECURITY AGREEMENT UNDER THE TEXAS UNIFORM COMMERCIAL CODE, AND LANDLORD HAS AND MAY ENFORCE A SECURITY INTEREST IN THE COLLATERAL. THE COLLATERAL SHALL NOT BE MOVED WITHOUT THE CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENT AND OTHER SUMS OF MONEY THEN CUE TO LANDLORD HEREUNDER HAVE BEEN PAID AND DISCHARGED. ON OR BEFORE THE COMMENCEMENT DATE. TENANT SHALL EXECUTE, AS DEBTOR. TWO OR MORE FINANCING STATEMENTS. IN THE FORMS OF EXHIBIT "F" ATTACHED HERETO, TO PERFECT THIS SECURITY INTEREST PURSUANT TO THE TEXAS UNIFORM COMMERCIAL CODE. LANDLORD MAY AT ITS ELECTION AT ANY TIME FILE A COPY OF THIS LEASE AS A FINANCING STATEMENT. LANDLORD, AS SECURED PARTY, HAS ALL OF THE RIGHTS AND REMEDIES AFFORDED A SECURED PARTY UNDER THE TEXAS UNIFORM COMMERCIAL CODE IN ADDITION TO AND CUMULATIVE OF THE LANDLORD'S LIENS AND RIGHTS PROVIDED BY LAW OR BY THE OTHER TERMS AND PROVISIONS OF THIS LEASE.

                                   ARTICLE XVI

                          SUBORDINATION AND ATTORNMENT

            Landlord may transfer, assign, mortgage and convey to whole or to part the Building or the Land, and any and all of its rights under this Lease, and nothing herein shall be construed as a restriction on Landlord's right to do so. Tenant hereby subordinates this Lease and all rights of Tenant hereunder to the lien of any mortgage or deed of trust now or hereafter placed against the Premises. and all renewals, substitutions and extensions thereof, and all such liens are superior to and prior to this Lease. If a mortgagee or other lienholder acquires the Premises as a purchaser at a foreclosure sale (any such mortgagee or other lienholder of purchaser at a foreclosure sale being each hereinafter referred to as the "Purchaser at Foreclosure"), then cant shall (at the sole and absolute election of the Purchaser at Foreclosure) thereafter remain bound to the same effect as if a new and identical Lease between the Purchaser at Foreclosure, as Landlord, and Tenant, as Tenant, had been entered into for the remainder of the Term of the Lease in effect at the time of the foreclosure. Tenant shall, on request. execute any certificate or instrument necessary or desirable further to effect the subordination of this Lease to the mortgage or deed of trust liens, or to confirm a lienholder's election to continue the Lease in effect after foreclosure. as above provided. Tenant shall attorn and pay rent to the Purchaser at Foreclosure as if that party were a signatory to this Agreement. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate or instrument for and on behalf of Tenant. Any lienholder with a lien that covers the Premises has the absolute right at any time to subordinate its lien to this Lease and to Tenant's rights hereunder such that a foreclosure of that lien will result in the purchase of the affected property subject to the rights of Tenant hereunder, and

Tenant has no right or ability to unilaterally prevent that result. On an act or omission by Landlord which might allow Tenant to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right until (i) it has given written notice to the holder of any mortgage. deed of trust or other lien on the Premises. of the act or omission, and (ii) a reasonable period for remedying the act or omission has elapsed following the giving of notice.

                                  ARTICLE XVII

                             TENANT ESTOPPEL LETTER

            On the request of Landlord made from time-to-time with at least five
(5) business days' notice, Tenant shall execute and deliver to Landlord, or to a mortgagee or prospective purchaser as directed by Landlord, a statement in writing certifying, to the extent true, that. among other things, (i) alt of the construction work in or relating to the Premises has been satisfactorily completed, (ii) Tenant has accepted the work in or relating to. and is in possession of. the Premises, (iii) the Lease is in full force and effect and has not been amended, modified or superseded, (iv) there is no existing default on Landlord's or Tenant's part, (v) rent has begun to accrue but has not been paid more than one month in advance. (vi) Tenant has no claim against Landlord which might be offset against accruing rent. and (vii) Tenant has no knowledge of any pledge or assignment by Landlord of the Lease or rentals due thereunder, except for the assignment to Landlord's lenders. If any of the foregoing matters is not true at the time that Landlord requests the written statement. then Tenant shall specify in detail any differences.

                                  ARTICLE XVIII

                                 QUIET ENJOYMENT

            Landlord has neither made nor authorized any other person (including Broker or any other brokers) to make any representations, covenants or warranties with respect to the Premises except as expressly set forth to this Lease. Landlord warrants that it has full right and power to execute and perform this Lease and to grant the estate demised herein and that Tenant, on payment of the rent and performance of the covenants herein contained, shall peaceably and quietly have. hold and enjoy the Premises during the full Term of this Lease. Subject to the rights of lienholders under Article XVI.

                                   ARTICLE XIX

                                NO IMPLIED WAIVER

            Landlord's failure to insist at any time on the strict performance of any covenant or agreement. or its failure to exercise any option, right, power or remedy contained to this Lease, shall not be construed as a waiver or a relinquishment thereof for the future. The waiver of or redress for any violation of any term, covenant, agreement, or condition contained in this Lease shall not prevent a subsequent act being a violation. Landlord shall be considered to have waived a provision of this Lease only if specifically expressed in a writing signed by Landlord. No expressed waiver shall affect any matter other than the one specified in the waiver and only for the time and in the manner specifically stated. Landlord's receipt of rent with knowledge of the breach of a covenant or agreement contained in this Lease shall not be deemed a waiver of the breach. No payment by Tenant or acceptance by Landlord of a lesser amount than the monthly Installment of rent due under this Lease shall be considered other than on account of the earliest rent due hereunder. nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction. Landlord may accept a check or payment without prejudice to Landlord's right to recover the balance of the rent due or to pursue any other remedy provided in this Lease.

                                   ARTICLE XX

                                     NOTICES

            Each provision of this Lease, or any applicable governmental laws, ordinances, regulations, and other requirements with reference to the sending mailing or delivery of any notice, communication, request, reply or advice (hereinafter severally and collectively called "notice"), or with reference to the making of any payment by Tenant to Landlord. shall have been compiled with when and if the following steps are taken:

            20.1 Payments Due Landlord. All rent and other payments required to be made by Tenant to Landlord hereunder shall be payable to Landlord in the County in which the Building is located, at the address set out in Section 1.1. or at such other address as Landlord specifies from time to time. All such payments shall, for the purposes of this Lease, notwithstanding the provisions of Section 20.2 be deemed paid only when actually received by Landlord. Except as may be provided otherwise in this Lease. all amounts payable under this Lease will be payable in coin or currency of the United States of America which at the time of payment is legal tender for public and private debts.

            20.2 Notices. Any notice or document required to be delivered hereunder. or any notice given by either party hereto to the other party shall be deemed to be delivered if actually received or. whether or not received, on deposit in the United States mail, postage prepaid, certified or registered mail (with or without return receipt requested). addressed to the appropriate party at its respective address set out in Section 1.1 or at such other address as that party has theretofore specified in accordance with Section 20.3. Notice given in any other manner is effective only if and when received by the party to be notified. If a party intentionally avoids receipt of notice. then notice is deemed received if given by any means by which service of process can be effected under applicable law.

            20.3 Change in Addresses. The parties hereto and their respective heirs. successors. legal representatives, and assigns may from time to time change their respective addresses by giving at least fifteen (15) days' written notice to the other party, delivered In compliance with this Article XX.

                                   ARTICLE XXI

                              SUBSTITUTION OF SPACE

                           [Section Not Part of Lease]

                                  ARTICLE XXII

                                  MISCELLANEOUS

            22.1 Attorney's Fees. If, as a result of any breach or default by Tenant of its respective obligations under this Lease, Landlord employs an attorney to enforce or defend any of its rights or remedies hereunder, and if Landlord prevails, then Tenant shall pay to Landlord the reasonable attorney's fees incurred by Landlord.

            22.2 Broker's Commission. Tenant and Landlord hereby indemnify each other, and shall hold each other harmless from and against. all liabilities arising from any claim for a "broker's or leasing agent's" commission, other than with respect to the commissions which the indemnified party has agreed. in writing. To pay, including any agreed to be paid to the Broker(s) named to
Section 1.1(g)

            22.3 Force Majeure. If the performance by Landlord of any provision of this Lease is delayed or prevented by any act of God. Strike, lockout, shortage of material or labor, restriction by any governmental authority, civil riot, flood, and any other cause not within the control of Landlord, then the period for Landlord's performance of the provision shall be automatically extended for the same amount of time that Landlord is so delayed or hindered.

            22.4 Use of Language. Words of any gender used to this Lease include any other gender, and words in the singular include the plural. unless the context otherwise requires.

            22.5 Captions. The captions or headings of paragraphs in this lease are inserted for convenience only, and shall not be considered in construing the provisions hereof if any question of intent arises.

            21.6 Successors. The terms, conditions and covenants contained in this Lease inure to the benefit of, and are binding on, the parties hereto and their respective successors in interest, assigns and legal representatives, except as otherwise herein expressly provided. All rights, powers, privileges, immunities and duties of Landlord under this Lease, including without limitation, notices required or permitted to be delivered by Landlord to Tenant hereunder, may, at Landlord's option, be exercised or performed by Landlord's agent or attorney.

            22.7 Sublease. If this Lease is to fact a sublease, then Tenant accepts this Lease subject to all of the terms and conditions of the lease under which Landlord holds the Premises as lessee. Tenant shall do no act or thing that would constitute a violation by Landlord of its obligation under such lease.

            22.8 Severability. If any provision of this Lease 1s finally held by a court of competent jurisdiction to be invalid or unenforceable. then the invalid or unenforceable provision shall be deemed severed from this Lease and the validity and enforceability of the remaining provisions of this Lease shall be unaffected.

            22.9 Charges For Services. Any amount payable by Tenant to Landlord hereunder is considered to be rent due and shall be included in any lien for rent. The non-payment of any such amounts due is an Event of Default hereunder giving rise to Landlord's exercise of any remedies available hereunder or at law.

            22.10 Personal Liability. Landlord's liability to Tenant for any default by Landlord under this Lease is limited to Landlord's interest fn the Building and the Land, and Tenant agrees to look solely to landlord's interest therein for the recovery of any judgment against Landlord. it being intended that neither Landlord nor any of its partners, shareholders, agents, affiliates, officers or directors shall be personally liable for any judgment or deficiency.

            22.11 Damage From Certain Causes. Landlord is not liable or responsible to Tenant for any loss or damage to any property or person occasioned by theft, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, or order of governmental body or authority, or for any damage or inconvenience that may arise through repair or alteration of any part of the Land, the Building or the Premises, or a failure to make any such repairs.

            22.12 Notice And Cure to Landlord and Mortgagee. On any act or omission by Landlord which might give, or which Tenant claims or intends to claim gives, Tenant the right to damages from Landlord or the right to terminate this Lease by reason of a constructive or actual eviction from all or part of the Premises, or otherwise, Tenant shall not sue for damages or attempt to terminate until it has given written notice of the act or omission to Landlord and to the holders) of the indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, and a reasonable period of time for remedying the act or omission has elapsed following the giving of the notice, during which time Landlord and the lienholder(s), or either of them. their agents or employees, may enter upon the Premises and do therein whatever is necessary to remedy the act or omission. During the period after the giving of notice and during the remedying of the act omission, the Base Rental payable by Tenant shall not be abated and apportioned except to the extent that a Premises are untenantable.

            22.13 Governing Law. This Lease and the rights and obligations of the parties hereto shall be interpreted. construed, and enforced 1n accordance with the local laws of the State of Texas.

            22.14 No Reduction Of Rental. Except as otherwise expressly and unequivocally provided in this Agreement. Tenant shall not for any reason withhold or reduce the amounts payable by Tenant under this Lease, it being understood that the obligations of Landlord hereunder are independent of Tenant's obligations. Furthermore, if Landlord is required by a governmental authority to reduce energy consumption, to impose a parking or similar charge with respect to the Building, to restrict the hours of operation of, limit access to or reduce parking spaces available at the Building, or take other limiting actions, then Tenant is not entitled to rent abatement or to terminate this Lease.

            22.15 No Oral Changes. This Lease may not be changed or terminated orally. but only in writing executed by both parties hereto.

            22.16 Lease Provisions Confidential. Each and every term and provision contained in this Lease that is not generic (e.g. the Area of the Building) is confidential and shall not. without the written consent of the other party, be disclosed to any person outside the organizations of the parties to this Lease, or to Landlord's property management company, or to professional advisers (e.g. lawyers and accountants) who have a "need to know" relationship with the disclosing party.

            22.17 ENTIRETY: NO REPRESENTATIONS AND WARRANTIES. THIS LEASE, INCLUDING ONLY THE ATTACHMENTS HERETO SPECIFIED IN SECTION 22.18, EMBODIES THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND SUPERSEDES ALL PRIOR AGREEMENTS AND UNDERSTANDINGS, INCLUDING ANY LETTERS OF INTENT, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF, LANDLORD HAS NOT MADE, AND TENANT MAY NOT RELY ON. ANY REPRESENTATIONS OR WARRANTIES WITH REGARD TO THE BUILDING, PREMISES OR OTHERWISE. EXPRESSED OR IMPLIED, EXCEPT AS STATED IN THIS LEASE. IN PARTICULAR, LANDLORD HAS NOT AUTHORIZED ANY AGENT OR BROKER TO MAKE A REPRESENTATION OR WARRANTY INCONSISTENT WITH THE TERMS OF THIS LEASE AND TENANT MAY NOT RELY ON ANY SUCH NCONSISTENT REPRESENTATION OR WARRANTY.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

            22.18 Attachments. If the box next to any of the following documents is marked, then the document is attached to this Lease, and it, as well as all drawings and documents prepared pursuant thereto, are a part of this Lease:

         Exhibit  "A" - Floor Plan                   [X]

                  "B" - Legal Description            [X]

                  "C" - Operating Cost
                           Computation               [X]

         '        "D" - Rules                        [X]

                  "E' - Guaranty of Lease
                           Agreement                 [ ]

                  "F" - Financing Statements         [ ]

                  "G" - Addendum                     [X]

     Rider 101    Work Letter - As Is                [X]

        201A            Parking Agreement            [X]

        301             Option to Extend             [ ]

THIS LEASE is executed and effective this 1st day of May, 1992.

                                           LANDLORD:

                                           BUILDING ACQUISITION CORPORATION,
                                           a Texas corporation,

                                           By: /s/ TIM LYLES
                                               Printed Name: Tim Lyles
                                               Title: Secretary

                                           TENANT:

                                           BioNumerik Pharmaceuticals
                                           a Limited Liability Company

                                           By:  /s/ FREDERICK H. HAUSHEER
                                                -------------------------------

                                                Printed Name:  Fred Hausheer

                                                Title:  Chief Executive Officer

                                   EXHIBIT "A"

                           ATTACHED TO AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                        Floor Plan of Premises (graphic)

                                   RIDER 201A

                           ATTACHED TO AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                                Parking Agreement

            1.    (a)   Parking Spaces - Tenant's Obligation. Landlord shall
permit Tenant to use, and Tenant shall pay Landlord for, at all times during the term of this Lease, parking spaces in the parking facility associated with the Building ('Parking Garage") in the following quantities and for the Basic Parking Charge (herein so called) set forth below for each parking space:

                                             Basic Parking
Number of Spaces                            Charge per Space
----------------                            ----------------
Eleven (11)                                 $  N/A per month

                  (b) Parking Spaces - Tenant's Option. In addition to the parking spaces in the Building Garage, Landlord shall permit Tenant to use five
(5) surface parking spaces such that the total number of spaces available to Tenant from time to time equals one space for each 350 square feet of Rentable Area of the Premises.

                  (c) Reclamation of Excess Parking spaces. If Tenant is at any time during the Term of the Lease using more parking spaces ("Excess Spaces") than the number to which it would be entitled by multiplying the Area of the Premises times the ratio of the total Area of the Building divided by the total number of parking spaces available in the Parking Garage ("Parking Ratio"), then on thirty (30) days' notice Landlord may reclaim from use by another tenant of the Building enough of the Excess Spaces to allow the other tenant sufficient parking spaces to equal the Parking Ratio, based on the Area of the Premises leased by the other tenant.

            2. Basic Parking Charge. Tenant shall pay to Landlord during the term of this Lease, as additional rental hereunder, the Basic Parking Charge specified above for each of the parking spaces (i) required to be paid for pursuant to paragraph 1(a) above, and (ii) actually used by Tenant pursuant to paragraph 1(b), such amount to be payable monthly in advance on the first day of each and every calendar month during the term of this Lease. The applicable Basic Parking Charge may be adjusted periodically (but no more often than every six (6) months throughout the Term of this Lease beginning on the first day of January of the first Lease Year after the date on which this Lease commences (and on the first day of each July and January thereafter) to equal the then prevailing market rate for parking spaces in the Parking Garage. In no event shall any adjustment in the prevailing market rate decrease the Basic Parking Charge below that in effect in the immediately preceding Lease Year. A pro rata portion of the Basic Parking Charge shall be payable for the first partial calendar month if the Term of this Lease commences on a date other than the first day of a calendar month. Default by Tenant in the payment of any Basic Parking Charge is a default in the payment of rent, giving to Landlord all rights and remedies available to it in such event.

            3.    Other Parking Provisions.

                  (a) Landlord may, at its option, provide a reasonable means of controlling access to the Parking Garage, but no specific, designated parking spaces within the Parking Garage are to be provided to Tenant.

                  (b) Landlord may relocate any parking areas or spaces from time to time, and may also use portions of the Parking Garage outside of the designated areas for free, visitor, or other parking needs of Landlord.

                  (c) Landlord may make, modify and enforce rules and regulations relating to the parking of automobiles in the Parking Garage, and Tenant shall observe those rules and regulations. Landlord also may change the size of the Parking Garage.

                  (d) Tenant is responsible for ensuring that its employees and agents do not park their automobiles in visitor parking areas or spaces, if any, established by Landlord. or in parking spaces or areas, if any, reserved or designated by Landlord for the use of other tenants of the Building, or for other purposes (such as for retail tenants) so long as such designation does not result in there being fewer than the number of spaces in the Parking Garage specified in paragraph 1(b) above available for Tenant's use. Tenant shall furnish to Landlord the state automobile license numbers of automobiles of Tenant and its employees who will occupy Tenant's parking spaces from time to time, within five (5) days from Tenant's receipt of written notice from Landlord requesting that information.

                  (e) Landlord is not liable or responsible for any loss of or to any automobile or vehicle or equipment or other property therein, or damage to property or injury to person, unless the loss, damages, or injury is proximately caused by the gross negligence of Landlord or its employees.

                  (f) Landlord may, in its sole discretion from time to time designate parking spaces in any parking areas for the exclusive use of specified tenants of the Building. The location and the number of those spaces shall be determined by Landlord in its sole discretion. and Landlord may from time to time change the location and number of those spaces.

                  (g) This Parking Agreement is not deemed to create a bailment between the parties. It being agreed and understood that the relationship created between Landlord and Tenant with regard to the parking spaces and Parking Garage is that of licensor and licensee, respectively.

                  (h) If fifty percent (50%) or more of the Parking Garage is damaged by fire or other casualty or if the insurance proceeds payable as a result of the casualty to the Parking Garage are applied by Landlord's mortgagee to Landlord's mortgage debt against the Building and/or Parking Garage, or if there is a material, until ed loss to the Parking Garage, then Landlord may, at its option, terminate this Parking Agreement by notifying Tenant in writing of the termination within thirty (30) days of the date of the casualty. If this Parking Agreement is not so terminated by Landlord. then Landlord shall either
(i) proceed to restore the Parking Garage and provide Tenant with alternative parking during the restoration, or (ii) not restore the Parking Garage, but provide Tenant with alternate parking throughout the remainder of the Term of this Parking Agreement.

                                   EXHIBIT "B"

                           ATTACHED TO AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                          Legal Description of the Land

                            ASHFORD OAKS SUBDIVISION

                              VOLUME 9400, PAGE 37

                              N.C.B. 14595, LOT 19

                           2,703 ACRES 117,743 SQ. FT.

                                                                             (A)

                                   EXHIBIT "C"

                           ATTACHED TO AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                           Operating Cost Computation

A. Operating Cost Examples. The following are, without limitation, examples of costs included in the computation of Operating Costs:

      (1) all taxes, assessments, and other governmental charges, whether federal. state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Premises and Building or by others. subsequently created or otherwise, and any other taxes and assessments levied or assessed against the Land, the Building and other associated improvements situated on the Land, and the Building Facilities, including interest on installment payments, and including all costs and fees (including attorney's fees) incurred by Landlord in contesting or negotiating with taxing authorities;

      (2) all reasonable costs and expenses of operating, maintaining and repairing (including replacing components of) Building Facilities, including elevators, escalators, heat, ventilation, and air conditioning systems, and all other mechanical or electrical systems serving the Building;

      (3) all reasonable costs and expenses incurred in cleaning the Building;

      (4) costs of all utilities for the Project. including without limitation. the cost of water and power, heating, lighting, air conditioning, ventilating and sewer rents or charges for the Project;

      (5) all supplies and materials reasonably used in the operation and maintenance of the Project;

      (6) costs of all insurance relating to the Project, including the cost of casualty and liability insurance applicable to the Project and Landlord's personal property used in connection therewith;

      (7) using generally accepted accounting principles amortization of costs of or rental expenses for any machinery, equipment or other capital improvements installed by Landlord to maintain or upgrade the Project for the benefit of Tenant and other Building tenants or to conform to any law, ordinance, rule, regulation. or order of any governmental authority having jurisdiction over the Project which was enacted or promulgated after construction on the Project began, or for the purpose and in reasonable anticipation of reducing energy costs in the Project or other Operating costs:

      (8) expenses and fees (including attorney's fees) incurred in contesting the validity or applicability of any governmental enactments that may affect Operating Costs:

      (9) general maintenance costs and expenses reasonably incurred in connection with the Project (including, but not limited to, security, maintenance of all exterior and interior landscaping, garbage and other waste removal, non-tenant alterations and decorations, heating and air conditioning repairs, Parking Garage or surface parking repairs or replacements and all labor utilized and supplies consumed with respect to any general Project maintenance);

      (10) janitorial service and window cleaning for the Building, including the Common Areas and Service Areas (including materials, supplies, Building standard light bulb, equipment and tools therefor and rental and appreciation costs related to the foregoing), or contracts with third parties to provide the same:

      (11)  the cost of providing security to the Building and Parking Garage:

      (12) reasonable management cost: of the Project (including, but not limited to, any management fee payable by Landlord with respect to the Project. audit and accounting expenses and legal fees), and Landlord's overhead expenses directly attributable to Project management; and

      (13) wages, salaries, fees, pension benefits, taxes, unemployment and disability insurance, worker's compensation insurance, social security benefits and any other expenses reasonably incurred with respect to all personnel engaged in the operation, maintenance, leasing or security of the Project. The term "personnel" shall include. but not be limited to, employees such as superintendents, engineers, electricians, clerks, mechanics, helpers, security officers, porters, cleaners, window washers, as well as contract laborers performing services with respect to the Project.

      Operating Cost Exclusions. The following are, without limitation, examples of costs excluded from the computation of Operating Costs:

      (1) leasing commissions, attorney's fees, costs and disbursements and other expenses incurred in leasing, renovating or improving space for tenants or prospective tenants of the Building;

      (2) costs incurred by Landlord in the discharge of its obligations under the Work Letter;

      (3) costs (including permit, license and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants of vacant space:

      (4) Landlord's costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the Base Rental and Operating Costs payable under the lease with the tenant or other occupant;

      (5) any depreciation and amortization on the Building, except as expressly permitted herein;

      (6) interest on debt or amortization payments on any mortgages or deeds of trust or any other debt for borrowed money:

      (7) all items and services for which Tenant reimburses Landlord outside of Operating Costs or pays third provisions or which Landlord provides selectively to one or more tenants or occupants of the Building (other than Tenant) without reimbursement;

      (8)   advertising and promotional expenditures; and

      (9) repairs or other work occasioned by fire. windstorm or other work paid for through insurance or condemnation proceeds.

                                   EXHIBIT "D"

                           ATTACHED TO AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                                      Rules

      1. Tenant, its agents, servants, and employees shall not block or obstruct any of the entries, passages, doors, hallways or stairways of the Building, or place, empty or throw any rubbish, litter, trash or material of any nature into those areas, or permit those areas to be used at any time except for ingress and egress of Tenant, its agents, servants, employees, visitors or invitees. No tenant and no employee, agent or invitee of a tenant shall go onto the roof of the Building.

      2. Tenant shall refer all contractors. contractor's representatives and installation technicians rendering any service to Tenant to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision applies to all work performed in the Building, including, without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

      3. Movement in and out of the Building of furniture, office equipment or other bulky materials, or movement through Building entrances or lobbies, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways shall be restricted to reasonable hours designated by Landlord. All such movement shall be under the supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance of any movement. Prearrangements initiated by Tenant shall include determination by Landlord, and subject to Landlord's decision and control, of the time, method and routing of movement. and limitations imposed by safety or other reasonable concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in the movement, including equipment. property and personnel of Landlord if damaged or inured as a result of acts by Tenant or Tenant's employees, agents or contractors in connection with carrying out this service for Tenant from the time of ring property to completion of work; and Landlord is not liable for any such act. or any damage or loss to of the property or persons resulting from any such act in connection with such service performed for Tenant, and Tenant hereby agrees to indemnify, defend and hold Landlord harmless from and against any and all such damage, injury or loss, including attorney's fees arising with respect thereto.

      4. No signs, advertisements or notices are allowed in any form on windows or doors inside or outside the Premises or any other part of the Building, and no signs except in uniform location and uniform styles fixed by Landlord are permitted on exterior identification pylons, if any, in the public corridors or on corridor doors or entrances to the Premises. All signs shall be contracted for by Landlord for Tenant at the reasonable rate fixed by Landlord from time to time, and Tenant shall be billed and pay for such service accordingly on demand. Following move-in, no nails, hooks or screws shall be driven or inserted in any part of the Building (other than for the handling of pictures. diplomas or other items of a like nature), except by the maintenance personnel of the Building, nor shall any part be defaced by tenants.

      5. No draperies, shutters, or other window coverings shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord's written approval. Landlord may require installation and continued use of uniform window coverings for such windows.

      6. No portion of the Premises or any other part of the Building may at any time be used or occupied as sleeping or lodging quarters.

      7. Tenant shall not place, install or operate in the Premises or in any other part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein (except for coffee machines, microwave ovens and other breakroom appliances of a residential nature), or place or use in or about the Premises any explosive, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosive or hazardous materials, fluid or substance without the prior written consent of Landlord. If such chemicals are permitted by Landlord, Tenant must supply Landa MSDS forms in compliance with all applicable laws to which Landlord is subject. The preceding sentence does not prohibit the storage of photocopier or other typical office supplies within the Premises.

      8. Any directory of the Building provided by Landlord shall be exclusively for the display of the name and location of tenants in the Building, and Landlord may exclude any other names therefrom and may limit the number of listings per tenant. Tenant shall pay Landlord's standard charge for Tenant's listing thereon and for any changes by Tenant.

      9. Landlord is not responsible for lost or stolen personal property, equipment, money or any article taken from the Premises or the Building, whether or not any such area is locked against entry.

      10. Tenant shall keep and shall cooperate with Landlord and Landlord's employees and agents in keeping, the Premises in a clean and tidy condition at all times.

      11. No curtains, blinds or screens may be attached to or hung, or used in connection with, any window or door of the Premises without the prior written approval of Landlord as to the quality, type, design, color and manner of attaching the same. No protective screen, grating, shade or other enclosing device may be used on the portion of the Premises abutting the Common Areas, courts, atria or public corridors without Landlord's prior written approval as to the quality, type, design, color and manner of attaching the same, to the end that all portions of the Premises facing those Common Areas shall be compatible to appearance.

      12. Tenant, its agents, servants or employees shall not bring into the Building or the Premises or keep on the Premises any dog bird or animal. Tenant, its agents, servants or employees shall not bring into the Building or keep on the Premises any bicycle or other vehicle without the prior written consent of Landlord.

      13. No additional locks shall be placed on any door in or providing access to the Premises without the prior written consent of Landlord. A reasonable number of keys to the Premises and security access cards for the building (if that method is used) will be furnished by Landlord and neither Tenant. its agents, servants, or employees, shall have any duplicate keys made. Landlord may at all times keep a pass key to the Premises. All keys shall be returned to Landlord promptly on termination of this Lease. Tenant shall pay a reasonable amount fixed by Landlord from time to time for each key and security access card issued by Landlord in replacement of one previously issued.

      14. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electrical facilities or any part or appurtenance of the Premises.

      15. Landlord will not permit entrance to Tenant's offices by use of pass keys controlled by Landlord to person at any time without permission by Tenant except employees, contractors, janitorial staff, or police personnel directly supervised by Landlord or employees of the United States Postal Service.

      16. Employees of Landlord shall not receive or carry messages for or to any Tenant or other person, and shall not contract with or render free or paid services to any Tenant or Tenant's agents, employees or invitees. If Landlord's employees perform any such services, then those employees are solely the agents of Tenant regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.

      17. Landlord may exclude or expel from the Building any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who in any manner acts in violation of the Rules of the Building.

      18. Tenant shall not use the plumbing facilities of the Premises for any purpose other than that for which they were constructed. Tenant shall not dispose of any substances in such facilities which may clog, erode, or damage the plumbing pipes, lines, or conduits of the Building whether through the utilization of "garbage disposal" units or otherwise. Tenant shall pay for all damages resulting to any fixtures or appliances from misuse by Tenant, or Tenant's agents or employees, and Landlord is in no way responsible therefor.

      19. Landlord may prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the Premises or to the Building by placing in or taking out any property of Tenant unless caused by the negligence or willful misconduct of

Landlord or Landlord's employees or agents or done by Tenant's property while in the Premises or the Building, shall be repaired immediately at the sole expense of Tenant.

      20. To ensure orderly operation of the Building, no ice, minerals or other water, towels, newspapers, etc. shall be delivered to the Premises except by persons approved by Landlord in advance in writing.

      21. Landlord may refuse admittance to the Building from 7 p.m. to 7 a.m. daily, or on Sundays or on legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who for any other reason in Landlord's judgment. should be denied access to the Premises. Landlord, for the protection of the tenants and their effects, may prescribe hours and intervals during the night, on Sundays and Holidays, when all persons entering and departing the Building are required to enter their names, the offices to which they are going or from which they are leaving, and the time of entrance or departure in a register provided for that purpose by Landlord.

      22. Canvassing, soliciting and peddling in the Building are prohibited, and each Tenant shall cooperate to prevent the same.

      23. Alterations and miscellaneous job orders shall at all times be directed to the Building manager's office to facilitate the orderly and otherwise proper processing of that work in accordance with any covenants of the Lease applicable thereto.

      24. Landlord may waive any one or more of these Rules for the benefit of any particular tenant or tenants, but no waiver by Landlord shall be construed as a waiver of such Rules in favor of any other tenant or tenants, or prevent Landlord from thereafter enforcing all Rules against any or all of the tenants of the Building.

      25. Landlord may rescind or amend any of these Rules and make other and further reasonable rules as in its judgment are from time to time necessary and desirable.

      26. These Rules are in addition to, and shall not be construed to in any way modify, alter, or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of Premises in the Building.

                                   EXHIBIT "G"

                           ATTACHED TO AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                                    Addendum

A. Article 1.1(i) "Base Rental": payable monthly in advance in installments according to the following schedule.

      $1,593.67      Month 1

      $3,187.33      Month 2

      $4,781.00      Months 3-24

      $5,008.67      Months 25-36

      $5,236.33      Months 37-48

      $5,464.00      Months 49-60

B.    Option to Terminate:

      So long as Tenant is not in default under the terms of this lease, Tenant shall have the option of terminating this lease on the second, third or fourth anniversary of the commencement date of this lease by providing Landlord sixty (60) days prior written notice. In the event Tenant exercises this option for the purpose of leasing other premises within the Building and a new lease for said premises is fully executed by both parties, Tenant shall not be required to remove tenant alterations after the Commencement Date of the Lease as stipulated in Section 6.4.

                                    RIDER 101

                           ATTACHED TO AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                                   Work Letter

      Landlord leases the Premises to Tenant in "as-is" condition and Landlord will have no obligation to make improvements therein except as set forth herein. Landlord shall at Landlord's sole cost and expense provide Building Standard Signage at the entry to Tenant's space and on the Building Directory, balance the heating, ventilation and air conditioning system throughout the Premises, shampoo all carpeted flooring, disconnect all sprinkler heads servicing Tenant's computer room facility (subject to necessary approval by those authorities having jurisdiction over such matters) and install new vinyl flooring in the existing restroom facilities.

      Landlord agrees that Tenant may install two (2) 220 volt, 3 phase outlets in the Premises at Tenant's sole cost and expense, with electric service to said outlets not to be separately metered by Landlord. Further, Tenant shall be allowed to install two (2) auxiliary air units with separate electrical meter in the Premises at Tenant's sole cost and expense electrical service to which will be separately metered by Landlord and paid by Tenant as Additional Rent.

      Landlord hereby approves Tenant's future installation of lab facilities, subject to landlord's reasonable approval of Tenant's plans and specifications and installation procedures outlined in Section 6.5 and further subject to local building and fire codes.

                            FIRST AMENDMENT TO LEASE

      This First Amendment to Lease (the "Amendment") is entered into this 28th day of June, 1993 by and between Building Acquisition Corporation, a Texas Corporation ("Landlord") and BioNumerik Pharmaceutical, Inc., a Delaware corporation ("Tenant").

                               W I T N E S S E T H

      WHEREAS, Landlord and Tenant executed that certain lease (the "Lease") dated as of May 1, 1992, covering approximately 5,464 square feet of Rentable Area in the Ashford Oaks Office Building located at 8122 Datapoint Drive, in the City of San Antonio, Bexar County, Texas, and further identified as Suite 1250; and

      WHEREAS, Tenant, formerly known as BioNumerik Pharmaceutical, a Limited Liability Company, organized and existing under the laws of the State of Texas having merged with and into BioNumerik Pharmaceutical, Inc., a Delaware Corporation, hereby affirms the terms of the Lease and further attorns to, assumes and agrees to be bound by all of the terms of the Lease, except where specifically amended herein; and

      WHEREAS, Landlord and Tenant desire to amend said lease;

      NOW, THEREFORE, in consideration of the Premises and the mutual benefits to accrue to Landlord and Tenant, both parties agree that effective June 28, 1993, the following designated sections of the above described Lease shall be, and hereby are, amended as follows:

      1.    Section 1.1(c) "Tenant" is amended to read BioNumerik
Pharmaceutical, Inc., a Delaware Corporation.

      2. Section 1.1(h) "Premises" is amended so that the Premises shall contain approximately 5,275 square feet of Rentable Area on the 12th floor (the "Original Premises") of the Building to be identified as Suite 1250 in the location indicated on Exhibit "A" and approximately 7,757 square feet of Rentable Area on the 4th floor of the Building to be identified as Suite 400 in the location indicated on the attached Exhibit "A-1" (the "Expanded Premises"). The Expanded Premises together with the Original Premises sometimes hereinafter referred to as the "Entire Premises".

      3. Section 1.1(j) "Base Rental" is amended so that Tenant's Base Rental payable hereunder for the Entire Premises shall be paid monthly in advance, in installments of Base Rental in accordance with the amounts set forth in the following schedule:

                               Monthly Base                 Monthly Base               Monthly Base
Monthly Period              Rental Suite 1250             Rental Suite 400             Rental Total
--------------              -----------------             ----------------             ------------
1 - 12                          $4,615.63                     $7,757.00                 $12,372.63
13 - 24                          4,837.18                      8,067.35                  12,904.53
25 - 36                          5,053.45                      8,455.13                  13,508.58
37- 48                           5,275.00                      8,782.47                  14,057.47
49 - 60                          5,496.55                      9,108.27                  14,604.82

      4. The following shall be added to Section 1.1(k) "Anticipated Commencement Date": The Anticipated Commencement Date for the Expanded Premises is amended to be six (6) months after the full execution of this Amendment.

      5.    The following shall be added to section 1.1(l) "Commencement Date":
The Commencement Date for the Original Premises shall remain the date Tenant took occupancy of the Original Premises and the Commencement Date for the Entire Premises shall mean the date which is the earlier of (i) the date the Premises are

"ready for occupancy", as defined in Rider 301, or (ii) six (6) months after the full execution of this Amendment (the "Second Commencement Date").

      6. The following shall be added to Section 1.1(m) "Term" so that the Term of the Original Premises shall begin at the Commencement Date for such Premises and the Term for the Entire Premises shall be for an additional period of sixty (60) months beginning on the Commencement Date as defined in Paragraph 5 of this Amendment. In the event the commencement Date is not the first day of a calendar month, this Lease will nevertheless continue for a period not to exceed sixty (60) months (subject to Tenant's right to renew as provided in this Amendment), and Tenant's Base Rental will be prorated accordingly.

      7. Section 1.1(n) "Area of the Building" is amended so that the stipulated number of square feet of Rentable Area in the Building is 190,819 square feet.

      8. Section 1.1(o) "Area of the Premises" is amended for the Entire Premises so that the stipulated number of square feet of Rentable Area in the Entire Premises upon the completion of Suite 400 is 13,032 square feet.

      9. Section 1.1(p) "Landlord's Operating Cost Contribution" is amended for the Entire Premises to be $5.25 for each square foot in the Area of the Building.

      10. Section 1.2(b) "Tenant's Pro Rata Share" in amended for the entire Premises to be 6.8295%.

      11.   Exhibit "G" is deleted in its entirety.

      12. Rider 201A Paragraph 1.(a) is amended so that the number of spaces Tenant may use in the parking facility shall be twenty-five (25). Three (3) of the above spaces shall be designated reserved parking spaces in the Building garage in locations to be determined by Landlord from time-to-time.

      13. "Non-disturbance". In connection with any mortgage executed after the date hereof, provided that (i) so long as Tenant is in compliance with the provisions of this Lease, Tenant's use and occupancy of the Premises and its rights under this Lease shall not be disturbed or affected by any foreclosure or other action (or by the delivery or acceptance of a deed or other conveyance or transfer in lieu thereof) which may be instituted or undertaken in order to enforce any right or remedy available to such holder, (ii) Tenant shall not be named as a party defendant in any foreclosure, summary or any other action commenced by any such secured party, and (iii) any party succeeding to the interest of Landlord as a result of any such enforcement action or otherwise shall be bound to Tenant, and Tenant shall be bound to it, under all the terms, covenants and conditions of this Lease with the same force and effect as if such party were the original Landlord under this Lease. Landlord will use its best efforts to obtain any such written non-disturbance agreement from any such mortgagee.

      14. "Hazardous Materials". Notwithstanding anything herein to the contrary, Landlord represents and warrants to the best of Landlord's knowledge
(i) that no hazardous materials, wastes, or substances as those terms are defined by current applicable laws and regulations and no other materials intended for use at or generated on such Building or the Premises have been or are used, stored or treated or otherwise disposed of in violation of current applicable laws and regulations; (ii) the Premises are now in condition that is clean, healthful, environmentally safe and free of all environmental contamination; and (iii) Landlord is not in violation of (at the commencement of this Lease) and has no existing or potential obligation to take corrective action pursuant to any applicable zoning, ordinance or other law, regulation or requirement relating to the operation of the use of the Building and Premises, including without limitation, applicable building codes and environmental protection and occupational health and safety laws and regulations.

      15. The following shall be added to the Lease as Section 22.18 "Guarantee": within three (3) weeks of the full execution of this Lease, Tenant shall provide Landlord an irrevocable Letter of Credit to be issued by Texas Commerce Bank of San Antonio acceptable to Landlord naming Landlord beneficiary therein (hereinafter defined as the "Letter of Credit") in an amount equal to $93,084.00. Upon an occurrence of a monetary Event of Default by Tenant under the Lease and after written notice and a reasonable time to cure, Landlord may draw against the Letter of Credit to the extent of such default. In the event Tenant has not so defaulted, the amount of the Letter of credit may be reduced during the term of this Lease by Tenant in accordance with the following schedule:

                   Required Amount of Letter of
Monthly             Credit per square foot of             Required Amount of Letter of
Period            Rentable Area on the 4th floor            Credit in total dollars
------            ------------------------------            -----------------------
1-20                       $12.00                                $93,084.00
21-40                      $10.00 *                              $77,570.00
41-50                      $ 8.00 **                             $62,056.00 **
51-60                      $ 5.00 ***                            $38,785.00 ***

* This amount may be further reduced by $0.10 per square foot of Rentable Area as each month in this particular monthly period passes.

**    This amount may be further reduced by $0.30 per square foot of Rentable
Area as each month in this particular monthly period passes.

***   This amount may be further reduced by $0.50 per square foot of Rentable
Area as each month in this particular monthly period passes.

      16.   Rider 301 attached hereto is added to the Lease.

      17.   Rider 401 attached hereto is added to the Lease.

      18.   Rider 501 attached hereto is added to the Lease.

      BioNumerik Pharmaceutical, Inc., a Delaware Corporation hereby affirms the terms of the Lease and further attorns to, assumes and agree to be bound by all the terms of the Lease; and except as specifically amended herein, the Lease dated May 1, 1992 (all its Exhibits and Riders) by and between Landlord and Tenant, shall remain in full force and effect in accordance with its terms and provisions.

      IN WITNESS WHEREOF, the parties herein have hereunto met their hand the day and year first above written.

TENANT:                                        LANDLORD:

BioNumerik Pharmaceutical, Inc.,               Building Acquisition Corporation,
a Delaware corporation                         a Texas corporation

By:    /s/ FREDERICK H. HAUSHEER               By:      /s/ TIM LYLE
Printed Name:  Frederick H. Hausheer           Printed: Thomas W. Lyles, Jr.
Title: Chairman & CEO                          Title:   Secretary
Date:  7-14-93                                 Date:    7-16-93

                                   EXHIBIT A-1

                           ATTACHED TO AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                FOURTH FLOOR PORTION OF THE PREMISES (SUITE 400)

Fourth floor Premises

Expansion space

Building lease area graphic image of floor plan representing 6,750 USF/7,757 RSF of fourth floor premises and 3,446 USF/3,960 RSF expansion space.

                                    EXHIBIT H

                           ATTACHED TO AND HAVE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                          LANDLORD FURNISHED MATERIALS

Light Fixtures                                       208

Raco Doors
3x9 RH                                                13
3x9 LH                                                37

Door Headers                                          39

Ceiling Tile (Cases)
735                                                    4
770                                                  280

Frames (box)
LH                                                    51
RH                                                    12

Insulation
54 sf bundles                                         16
48 sf bundles                                         11
Owens 28 of rolls                                    143

Door jams (box)
LH                                                     1

Passage Sets
LH                                                    45
RH                                                    18

Electrical
Duplex Outlets (each)                                296
outlet Covers (each)                                 518

Single switches (each)                                95
Single covers (each)                                 221

Door Stops (each)                                     58

Sprinkler covers (each)                              207

Hinges (each)
LH                                                    63

                                    RIDER 301

                            ATTACHED AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                                   WORKLETTER

1.    Plans and Specifics

      (a) Within 21 days of the execution of this Amendment, Tenant shall submit to Landlord for Landlord's approval complete plans and specifications, including finish schedules, for the layout, improvement and finish of the Leasehold Improvements (herein so called) required by Tenant in the Premises (consistent with the design and construction of office space in the Building (collectively "Tenant's Plans"). Tenant's Plans shall be prepared by a licensed architect and engineer reasonably satisfactory to Landlord. To the extent necessary, Tenant's architect shall coordinate with Landlord's architect or engineers to assure that Tenant's Plans are consistent with the plans and specifications of office space in the Building.

      (b) Tenant's Plans must be approved by Landlord. If Landlord disapproves Tenant's Plans, or any portion hereof, then Landlord shall promptly notify Tenant of that and of the revisions that Landlord reasonably requires before it will approve them. As promptly as reasonably possible thereafter, but in no event later than ten (10) days after Landlord's notice, Tenant shall submit to Landlord for Landlord's approval plans and specifications incorporating the required revision. The final plans and specifications approved by Landlord are referred to as the "Final Plans." Tenant shall pay to Landlord, upon demand, all fees of any consultants Landlord employees in connection with its review and approval of Tenant's Final Plans, not to exceed $1,000.00. If Tenant requests any change, addition or alteration (a "Change") to the Final Plans or in the construction of the Leasehold Improvements, Landlord shall either approve or disapprove in writing the proposed change within five (5) business days of Tenant's request.

Under no circumstances is Landlord's approval of Tenant's Plans to be considered approval of their correctness, of their compliance with applicable building and fire codes and all other requirements of any governmental authority having jurisdiction over the Premises, or of other sufficiency or adequacy for Tenant's purposes, and Tenant shall save and hold Landlord, its officers, employees, legal representatives and assigns harmless from all liability, claim, cost and expense incurred in connection with the failure of any Leasehold improvements constructed in accordance with the Final Plans to comply with said requirements and codes. The Leasehold Improvements constructed as a part of the Final Plans shall be the property of Landlord and shall remain upon and a part of and be surrendered with the Premises upon the expiration of the Term of the Lease.

2. Building Permit, Certificate of Occupancy. Tenant shall be responsible for obtaining all necessary building and other permits for construction of the Leasehold Improvements and for obtaining a certificate of occupancy permitting unconditional occupancy and use of the Premises (for the purpose stipulated in Section 1.1(r)) after completion of the Leasehold Improvements.

3. Payment for Work. Landlord shall provide to Tenant an allowance not to exceed $15.00 per square foot of Rentable Area of the fourth (4th) floor portion of the Premises plus $2.50 per square foot of Rentable Area of the twelfth
(12th) floor of the Premises (the "Allowance") to be applied to pay only for those actual coats of the Leasehold improvements, including, without limitation, architectural and engineering fees relating to the construction of the Leasehold Improvements to the Premises. The Allowance shall be provided only upon receipt of paid invoices from Tenant.

In the event the cost of constructing the Leasehold Improvements to the Premises described on the Final Plans exceeds the Allowance (the "Excess") Tenant shall pay any such Excess. The Allowance for each floor shall be treated separately and in the event Tenant does not fully utilize all the Allowance on one particular floor, such remaining portion of the Allowance may not be applied to the other floor. Tenant shall promptly pay any such Excess and shall comply fully with any contract or other agreement therefor, to the end that there is no basis for a mechanic's or materialman's lien claim against the Premises or the Building.

If Tenant requests any changes in the Final Plans, then any of those changes that are approved by Landlord shall become part of the Final Plans, and the costs of revising the Final Plans and the costs resulting from the changes shall be added to the Excess, and shall be paid in accordance with the provisions set out in this Rider 301.

If the actual construction costs are less than the Allowance, Tenant shall not be entitled to any portion of the unexpended Allowance, which shall belong to Landlord.

4. Construction. Construction of the Leasehold Improvements shall be performed by Tenant's contractors. In selecting Tenant's contractor, Tenant must competitively bid the Final Plans to at least three (3) qualified contractors. A Qualified Contractor shall be defined as one which meets the insurance requirements and reasonable approvals of Landlord. Landlord shall apply the Allowance only to the amount stipulated in the lowest qualifying bid and no portion of the Allowance may be applied to pay any construction cost of any other Qualified Contractor which is in excess of the lowest bid, reasonable change order cost excepted.

5. Delay. Tenant shall pay any and all costs and expenses incurred by Landlord in connection with any delay in the commencement or completion of the Leasehold Improvements caused by (i) Tenant's failure to timely prepare and submit Tenant's Plans; (ii) Tenant's specification of non-building standard improvements or finishes; (iii) any change, additions or alteration to the Final Plans (or the Leasehold improvements covered thereby) that are requested by Tenant; and (iv) any other delay requested or caused by Tenant.

6. Commencement Date/"Ready for occupancy". For the purpose of this First Amendment to Lease, the Premises are "ready for occupancy" on the first to occur of (i) the date that the Leasehold Improvements to the Premises- described on the Final Plane are substantially completed except for any minor punch-list items to be performed by Tenant's contractor, or (ii) on the date on which Tenant begins occupancy of the Premises, or (iii) the date on which substantial completion would have occurred, but for delays of the nature described in Paragraph 5 of this Rider 301, but in no event later than six (6) months after the full execution of this Amendment. Once the Premises are deemed "ready for occupancy", Tenant shall sign a letter, in a form and fashion satisfactory to Landlord, acknowledging that the Premises have been completed in accordance with the Final Plans and stating the Commencement Date and expiration date of the Term of the Lease. However, Tenant's failure to execute or deliver such a letter shall not delay or otherwise change the Commencement Date.

7. Default. A default by Tenant under this Work Letter is an Event of Default under the Lease and entitles Landlord to any remedies under the Lease (notwithstanding that tile Term thereof has not commenced).

8. Indemnity. Tenant shall indemnify, defend, and hold Landlord harmless from and against any damages suffered by Landlord as a result of Tenant's failure to comply with the terms of this workletter.

9. Landlord Furnished Materials. In addition to the Allowance provided by Landlord above, Landlord shall make available to Tenant (for the construction of the initially leased Premises only) at no additional cost, "stockpiled materials" which may be currently stored in the vacant spaces of the Building. Any such materials not actually used in the construction of the Premises shall be returned to Landlord's inventory. Such inventory of remaining "stockpiled materials" is attached as Exhibit "H".

                                    RIDER 401

                           ATTACHED TO AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                      EXPANSION OPTION/RIGHT OF FIRST OFFER

1. "Expansion Option". So long as Tenant is in possession of the Premises and has not committed an Event of Default under this Lease and Tenant's financial condition, as determined by Landlord is comparable to Tenant's financial condition at the time of the full execution of this Amendment, during the first eighteen (18) months after the commencement Date referenced in Paragraph 4 of this Amendment, Tenant shall have the option (hereinafter defined as the "Expansion Option") to lease an additional 3,960 square feet of Rentable Area on the fourth (4th) floor of the Building where indicated on Exhibit "A-1" attached to be identified as part of Suite 400 (hereinafter defined as the "Expansion Space").

      (a) To exercise the Expansion Option (i) Tenant must give written notice (hereinafter defined as the "Expansion Notice") of its intention to lease the Expansion Space at least sixty (60) days prior to the date Tenant anticipates occupying the Expansion Space, (ii) Tenant must lease the entire Expansion Space, and (iii) such anticipated occupancy date must not be later than eighteen
(18) months after the Commencement Date referenced in Paragraph 4 of this Amendment.

      (b) Upon receipt of the Expansion Notice from Tenant, Landlord shall submit to Tenant an amendment within fifteen (15) business days setting forth the terms and conditions of such expansion. Such amendment shall establish the effective date of the changes to the Lease and shall set forth the increases in the Area of the Premises, Tenant's Pro Rata share and Tenant's Base Rental. In the event Tenant does not fully execute the amendment in a final form and fashion that is satisfactory to both parties, Landlord shall be free to market the Expansion Space unconditionally and this Expansion Option shall be of no further force or effect.

      (c) Once the Expansion Space is "ready for occupancy" (as defined in Rider 301) Tenant's Base Rental for the entire Premises including the Expansion Space shall be increased to the amounts set forth in the following schedule:

                                  Monthly Base Rental for the entire
Monthly Period                 Premises (including the Expansion Space)
--------------                 ----------------------------------------
1-12                                         $16,332.63
13-24                                         17,022.93
25-36                                         17,824.98
37-48                                         18,540.98
49-60                                         19,254.65

For purposes of example only, in the event the Expansion Space is "ready for occupancy" on month five (5) of the Term of the Lease, Tenant's Base Rental as increased by the leasing of the Expansion Space would be $16,332.63 and continue in accordance with the remainder of the schedule above.

      (d) In the event Tenant exercises this Expansion Option and the Expansion Space is not "ready for occupancy" within eighteen (18) months after the Commencement Date referenced in Paragraph 4 of this Amendment for any reason whatsoever, Tenant's Base Rental as increased by the leasing of the Expansion Space shall nevertheless become due and payable on the nineteenth (19th) month of the Term of the Lease in accordance with the amounts set forth in the above schedule.

      (e) Leasehold Improvements to the Expansion Space shall be constructed in accordance with Rider 301 attached hereto, provided, however, anything contained in Rider 301 to the contrary notwithstanding the following shall apply:

      (i) Tenant shall submit its plans and specifications (for the Expansion Space) referenced in Paragraph 1(a) of said rider to Landlord for approval no later than ten (10) days after Landlord and Tenant fully execute an amendment to the Lease as referenced above; and

      (ii) the Allowance for the Expansion space shall not exceed $59,400.00 and such Allowance shall be proportionately reduced by the ratio which the remaining Term of the Lease bears to the Term as stipulated in Paragraph 5 of this Amendment.

      (f) As consideration for Landlord providing Tenant this Expansion Option right, until such time as the Expansion Option expires or Tenant has elected to exercise the Expansion Option and has subsequently begun paying the increased Base Rental in accordance with the schedule of Base Rental set forth in 1(c) above, Tenant shall pay as additional Base Rental, the amounts set forth in the following schedule:

                           Additional Base Rental for Tenant's
Monthly Period                   Expansion Option Rights
--------------                   -----------------------
1-6                                     $    0.00
7-12                                     1,524.60
13-18                                    1,980.00

      2. "Right of First Offer". Provided there has not been an occurrence of an Event of Default by Tenant and Tenant is in possession of the Premises, Tenant shall have the right to lease the balance of the fourth (4th) floor and all of the sixth (6th) and the seventh (7th) floors should they become available for lease to a third party tenant during tile Term of the Lease (hereinafter defined as the "Right of First Offer"). Landlord shall notify Tenant in writing of the availability of such space and the terms and conditions under which Tenant shall be able to lease such space prior to marketing said space to a third party. Upon such notice Tenant shall have twenty (20) days to either lease such space on the terms and conditions that Landlord has presented to Tenant or counter Landlord with terms and conditions acceptable to Tenant and Landlord. In the event Landlord and Tenant agree to such expansion Landlord and Tenant shall execute an amendment to this Lease in a form and fashion satisfactory to both parties, setting forth the terms and conditions of such expansion. In the event Tenant does not respond or an agreement is not reached within ten (10) days of Landlord's receipt of any counter offer from Tenant, Landlord shall be free to market such space unconditionally.

                                    RIDER 501

                            ATTACHED AND MADE A PART
                                       OF
                             OFFICE LEASE AGREEMENT

                          ASHFORD OAKS OFFICE BUILDING

                                OPTION TO EXTEND

Tenant shall have one (1) option (the "Option") to renew and extend the Term of this Lease for sixty (60) months (the "Renewal Term"), which option shall follow consecutively on the expiration of the Term of this Lease, provided that at the time that the option to renew is exercised, this Lease is in full force and effect, Tenant is not in default hereunder and has not vacated the Premises. The option shall be exercised by Tenant's giving to Landlord written notice of its intention to renew and extend the Term of this Lease at least twelve (12) months and no more than fifteen (15) months before the expiration date of the initial Term of this Lease. The renewal and extension of this Lease for the Renewal Term shall be on and under the same covenants, agreement, terms, provisions, and conditions as are contained herein for the initial Term of this Lease, including those providing for adjustments to the rent; provided however, that the rent for the Renewal Terms shall be at the then prevailing rental rate for comparable office space. In determining the then prevailing rental rate, Landlord will take into consideration Tenant's creditworthiness, recent leases in the Building and in comparable office buildings in a comparable geographic area, provided however, in the determination of the then prevailing rental rate any recent leases containing previously negotiated rental discounts (i.e. renewal rate ceilings established at the time of initial lease execution, etc.) shall be excluded. A legal document satisfactory to both parties shall be executed by both parties that reflects the terms and conditions of such Renewal Term. Any assignment or subletting by Tenant in violation or breach of Section 11.1 of this Lease or vacating the Premises, shall terminate the Option to Tenant set forth herein. Any termination of this Lease during the initial Term shall terminate all rights of renewal and extension set forth in this Rider 301. In the event Tenant elects to lease less Rentable Area than the initially leased Premises, this option to renew will become null and void.

      At any time during the forty-five (45) day period immediately preceding the date by which Tenant is required to exercise a renewal option, Tenant may request in writing a quote from Landlord of the rent that will be applicable for the Renewal Term. Landlord shall respond to a timely written request by providing Tenant a written quote of the rent within fifteen (15) business days after Landlord's receipt of Tenant's request.

                            SECOND AMENDMENT TO LEASE

      This Second Amendment to Lease (the "Amendment") is entered into this 28th day of February, 1995, by and between Building Acquisition Corporation, a Texas Corporation ("Landlord") and BioNumerik Pharmaceuticals, Inc., a Delaware Corporation ("Tenant").

                               W I T N E S S E T H

      WHEREAS, Landlord and Tenant executed that certain lease (the "Lease") dated as of May 1, 1992, covering approximately 5,464 square feet of Rentable Area in the Ashford Oaks Office Building (the "Building") located at 8122 Datapoint Drive, in the City of San Antonio, Bexar County, Texas, and further identified as Suite 1250; and

      WHEREAS, Tenant, formerly known as BioNumerik Pharmaceuticals, L.C., a Limited Liability Company, organized and existing under the laws of the State of Texas having merged with and into BioNumerik Pharmaceuticals, Inc., a Delaware Corporation, hereby affirms the terms of the Lease and further attorns to, assumes and agrees to be bound by all of the terms of the Lease, except where specifically amended herein; and

      WHEREAS, Landlord and Tenant have previously executed that certain First Amendment to extend the term of the Lease and to expand the space covered by the Lease to certain areas of the fourth floor of the Building including Exhibit "A-1", "H", Rider 301, 401 & 501, dated July 16, 1993 (the "First Amendment"); and

      WHEREAS, Landlord and Tenant desire to further amend said Lease;

      NOW THEREFORE, in consideration of the Leased Premises and the mutual benefits to accrue to Landlord and Tenant, both parties agree that effective May 1, 1992, the following designated sections of the above described Lease shall be, and hereby are amended as follows:

      1.    Section 1.1 (j) "Base Rental" shall be as follows:

                                           Suite 1250                      Suite 400
                            Suite 1250    Base Rental       Suite 400     Base Rental          Total
Monthly                       Monthly         Rate            Monthly         Rate            Monthly
Period           Month      Base Rental    (Monthly)       Base Rental     (Monthly)        Base Rental
------           -----      -----------    ---------       -----------     ---------        -----------
1-12          5/92-4/93      $4,615.63       $ .875                                         $ 4,615.63
13-24         5/93-4/94       4,837.18         .917                                           4,837.18
25-26         5/94-6/94       5,053.45         .958                                           5,053.45
27-36         7/94-4/95       5,053.45         .958         $ 7,757.00      $  1.00          12,810.45
37-38         5/95-6/95       5,275.00         1.00           7,757.00         1.00          13,032.00
39-48         7/95-4/96       5,275.00         1.00           8,067.35         1.04          13,342.35
49-50         5/96-6/96       5,496.55        1.042           8,067.35         1.04          13,563.90
51-60         7/96-4/97       5,496.55        1.042           8,455.13         1.09          13,951.68
61-62         5/97-6/97       5,712.83        1.083           8,455.13         1.09          14,167.96
63-72         7/97-4/98       5,712.83        1.083           8,782.47       1.1322          14,495.30
73-74         5/98-6/98       5,934.37        1.125           8,782.47       1.1322          14,716.84
76-84         7/98-4/99       5,934.37        1.125           9,108.27       1.1742          15,042.64
85-86         5/99-6/99       6,155.92        1.167           9,108.27       1.1742          15,264.19
87-96         7/99-4/00       6,155.92        1.167           9,742.79        1.256          15,898.71
97-98         5/00-6/00       6,372.20        1.208           9,742.79        1.256          16,114.99
99-108        7/00-4/01       6,372.20        1.208          10,371.11        1.337          16,743.31
109-110       5/01-6/01       6,593.75        1.250          10,371.11        1.337          16,964.86
111-120       7/01-4/02       6,593.75        1.250          11,038.21        1.423          17,631.96

Total Base Rental payable during the ten (10) year term is $1,530,354.16.

      2. Section 1.1(l) "Commencement Date" shall be May 1, 1992 for Suite 1250 and July 1, 1994 for Suite 400.

      3.    Section 1.1 (m) "Term" shall commence May 1, 1992 and end April 30,
            2002.

      4. If the Expansion Option is exercised before December 31, 1995 the Base Rental Rates for Suite 400 described above shall also apply to the Expansion Space as defined in the Expansion Option contained in Rider 401 attached to the First Amendment. Such Expansion Option shall be extended and remain available to Tenant through December 31, 1995, provided, however, if Tenant has not exercised said Expansion Option by July 1, 1995, Tenant shall commence paying a Retention Fee in the amount of $1,524.00 per month to retain such Expansion Option rights through December 31, 1995. Should Tenant fail to timely remit such Retention Fee, Tenant shall forfeit Tenant's rights under the Expansion Option. The Retention Fee provides Tenant no additional rights other than to exercise the rights set forth in Rider 401 and to require Landlord not enter into a lease with another party for the Expansion Space prior to December 31, 1995. This provision supercedes the payment schedule set forth in Paragraph 1 (f) of Rider 401 to the Lease.

            Paragraph 1 (c) of Rider 401 shall be deleted in its entirety and the schedule of Base Rental amounts set forth in Paragraph 1 of this Amendment shall be increased in accordance with the following schedule once the Expansion Space is "ready for occupancy" (as defined in Rider 301):

                                                  MONTHLY BASE RENTAL FOR
   MONTHLY PERIOD                                  THE EXPANSION SPACE*
   --------------                                  --------------------
7-1-94 thru 6-30-95                                     $3,960.00
7-1-95 thru 6-30-96                                     $4,118.40
7-1-96 thru 6-30-97                                     $4,316.40
7-1-97 thru 6-30-98                                     $4,483.51
7-1-98 thru 6-30-99                                     $4,649.83
7-1-99 thru 6-30-00                                     $4,973.76
7-1-00 thru 6-30-01                                     $5,294.52
7-1-01 thru 4-30-02                                     $5,635.08

            *This amount shall be added to Total Monthly Base Rental shown in Paragraph 1 of this Amendment upon exercise of the Expansion Option.

      5. Should Tenant exercise its Right of First Offer as described in Paragraph 2 of Rider 401 before March 31, 1995, then the Base Rental Rates for Suite 400 shall apply to the areas covered by the Right of First Offer of the 4th floor. Failure to exercise this Right of First Offer prior to March 31, 1995 shall relieve Landlord of any obligation to offer the predetermined Base Rental Rate but shall not cause the Right of First Offer to terminate in regards to the remaining 4th, 6th and 7th floor space. Additionally, Landlord and Tenant do hereby agree that in regard to the remaining 4th floor space, Tenant is hereby notified said space is available for lease to Tenant. Except as limited above to defined rental rates, Tenant may lease said area under the same conditions as the Expansion Space and in accordance with the notice provisions contained in Rider 401.

      6. Tenant may elect to terminate this Lease as of June 30, 1999, provided however, Tenant has provided Landlord a minimum of six (6) months prior written notice and a maximum of twelve (12) months prior written notice of its intention to exercise said option. To exercise said option Tenant shall remit to Landlord at that time, along with said notice, a Termination Fee payable to Landlord in the amount of $46,855.80. Notwithstanding such option, Tenant shall remain obligated to pay for any sums which it is liable under the Lease including, but not limited to, any and all of its Prorata Share of Operating

            Costs which may not have matured as of the effective date of termination plus any remaining unpaid sums (i.e. separate utility charges, past due rentals, late fees, etc.). All such sums remaining due from Tenant shall be payable within thirty (30) days of receipt of Landlord's invoice therefore. In the event the Premises is expanded during the initial term of the Lease and Tenant exercises this option to terminate in accordance with the terms stipulated above, Tenant shall remit an Additional Termination Fee. Such Additional Termination Fee shall be based on the following formula:

                                        34
            Total Expenses    X   --------------------     =     Additional
                                  Remaining Lease Term           Termination Fee

            Total Expenses are defined as those expenses incurred by Landlord in connection with the leasing of any such expanded area(s) to include, but not be limited to, architectural fees, consulting fees, finish allowances, etc., but not to include leasing commissions. Remaining Lease Term is defined as the months and days remaining in the term of the Lease at the time such expanded area is "ready for occupancy" through April 30, 2002.

      7. The following provision "Supplemental Chiller" is hereby added to the Lease: In the interest of Landlord and Tenant, Landlord has installed a supplemental chilled water system (the "Supplemental Chiller") to provide supplemental cooling to the Building and Tenant's 4th floor Premises. Tenant shall be provided use of the Supplemental Chiller in a quantity not to exceed eighty (80) tons of its one hundred and forty (140) ton capacity (equal to 192 gallons per minute). Tenant shall be responsible for all costs of accessing the chilled water supplied by the Supplemental Chiller to the fourth floor in the location identified by Landlord. In consideration of Landlord's installation of the above system Tenant agreed to pay, and has paid to Landlord eighty thousand three hundred and eighty eight no/100 dollars ($80,388.00).

            All utility costs, routine maintenance and repairs and all other costs associated with the use of the Supplemental Chiller shall be borne by Landlord and Tenant on a prorata basis based upon the actual ratio of BTU's consumed by each party. To measure Tenant's use, a BTU metering device shall be installed by Tenant, at Tenant's sole cost and expense, in the 4th floor janitor's closet near the point of supply of the chilled water to the 4th floor Premises. To measure Landlord's use (which for the proposes hereunder shall include other tenant's usage but shall not include Tenant's usage), a BTU metering device(s) shall be installed by Landlord so that any and all such usage of the Supplemental Chiller can be accurately measured. Such metering device(s) shall, at a minimum, measure the temperature differential between the supply and return chilled water lines and record the flow rate of chilled water in gallons per minute (GPM) serving the Premises and other areas served by the Supplemental Chiller, process this data and display the total heat used in BTU's.

            Utility costs for this service shall be based on the then applicable rate assessed by the local utility company, City Public Service, or its successor, for such service actually used by Tenant and paid for by Landlord. Such cost shall be calculated based on 1 kilowatt hour per 3413 BTU's of consumption.

      8. Paragraph B Option to Terminate as contained in the Addendum to this Lease is hereby deleted in its entirety and Tenant shall have no rights to terminate or cancel this Lease, except as otherwise provided in the Lease or subsequent amendments.

      9. The parties hereto do hereby agree that the previous Second Amendment to Lease dated the 28th day of February, 1994 was never fully executed or accepted by either party and shall be considered null and void and shall not be legally binding on either party to this Lease.

      10. Notwithstanding anything contained in Paragraph 15 of the First Amendment to Lease, the Letter of Credit shall be provided for the period starting July 1, 1994 and ending June 30, 1999.

      11. Section 22.18 "Guarantee" is hereby amended so that Tenant's delivery of said irrevocable Letter of Credit shall be due within one (1) week of full execution of this Amendment. The monthly periods referenced in Paragraph 15 of the First Amendment to Lease shall be deemed to have commenced July 1, 1994, and as such the amount of said Letter of Credit initially provided to Landlord may be reduced in accordance with the provisions contained in Section
            22.18. Tenant hereby acknowledges and agrees that Landlord shall have no responsibility to disburse any portion of the Allowance referenced in Rider 301 of the Lease until such time as Landlord has received said Letter of Credit in a form that is reasonably acceptable to Landlord. Tenant shall be solely responsible for any late fees, charges or expenses incurred in the discharging of any mechanics liens on the property or Building occasioned or caused by any potential payment delays resulting from Landlord's withholding of the Allowance or otherwise.

      BioNumerik Pharmaceuticals, Inc., a Delaware Corporation hereby affirms the terms of the Lease, the First Amendment and this Second Amendment, Exhibits and Riders, and further attorns to, assumes and agree to be bound by all the terms of the Lease. This Second Amendment to Lease supercedes the Lease and First Amendment to Lease and if there shall be a conflict or an inconsistency between any of these agreements, the Second Amendment to Lease shall govern and control. Except as specifically amended herein, the Lease dated May 1, 1992, (all its Exhibits and Riders) by and between Landlord and Tenant, shall remain in full force and effect in accordance with its terms and provisions.

      IN WITNESS WHEREOF, the parties herein have hereunto set forth their hands this 28th day of February, 1995.

      TENANT:                                 LANDLORD:

      BioNumerik Pharmaceuticals, Inc.,       Building Acquisition Corporation,
      a Delaware Corporation                  a Texas Corporation

      By:  /s/ FREDERICK H. HAUSHEER          By: /s/ DANIEL E. LEININGER
         -------------------------               ------------------------------
      Printed                                 Printed
      Name:  Frederick H. Hausheer            Name:  Daniel E. Leininger
      Title: Chairman & C.E.O.                Title: President
      Date:                                   Date:

                            THIRD AMENDMENT TO LEASE

      This Third Amendment to Lease (the "Amendment") is entered into this 28th day of October, 1998, by and between Building Acquisition Corporation, a Texas Corporation ("Landlord") and BioNumerik Pharmaceuticals, Inc., a Texas Corporation ("Tenant").

                               W I T N E S S E T H

      WHEREAS, Landlord and Tenant executed that certain lease (the "Lease") dated as of May 1, 1992, the First Amendment to Lease dated June 28, 1993 (the "First Amendment"), and the Second Amendment to Lease dated February 28, 1995 (the "Second Amendment") regarding Rentable Area in the Ashford Oaks Office Building (the "Building") located at 8122 Datapoint Drive, in the City of San Antonio, Bexar County, Texas, and further identified as Suites 1250 and 400; and

      WHEREAS, Tenant, hereby affirms the terms of the Lease and the First and Second Amendments thereto and further attorns to, assumes and agrees to be bound by all of the terms of the Lease and the First and Second Amendments thereto, except where specifically amended herein; and

      WHEREAS, Landlord and Tenant desire to further amend said Lease;

      NOW THEREFORE, in consideration of the Leased Premises and the mutual benefits to accrue to Landlord and Tenant, both parties agree that the above described Lease, as amended by the First Amendment and the Second Amendment, shall be further amended as follows:

1.    Term Extension

      The Lease Term shall be extended for a total of forty-four (44) months ("Extension Term") from the current expiration date of April 30, 2002 to a new expiration date of December 31, 2005.

      Base Rental during the Extension Term shall be as follows:

   MONTH                        NO. OF MONTHS                MONTHLY RATE                  ANNUAL RATE
   -----                        -------------                ------------                  -----------
5/02 - 12/03                          20                       $ 1.4166                      $ 17.00
1/04 - 12/04                          12                       $   1.50                      $ 18.00
1/05 - 12/05                          12                       $ 1.5833                      $ 19.00

2.    Expansion Option

            Tenant shall have the option to lease the balance of the space on the fourth floor of the Building ("Expansion Option") as shown on the attached floor plan ("Expansion Space") by providing Landlord written notice on or before December 31, 1998.

            The Expansion Space shall be deemed to contain 8,001 rentable sq. ft. If the Expansion Option is exercised, the Leased Premises when combined with the Expansion Space, shall contain 21,033 rentable sq. ft.

            Landlord will provide the Expansion Space in an "as is" condition and: a) allow Tenant access to and use of any building materials stored therein; b) provide a base buildout allowance of $15.00 per rentable sq. ft. or $120,015.00; c) provide an architectural and engineering allowance of $.50/rentable sq. ft. or $4000.50; and d) provide, at Tenant's option, an additional buildout allowance of $6.00 per rentable sq. ft. or $48,006.00 to be amortized monthly over the term of the Lease at 10% interest (collectively, the "Buildout Allowances"). Tenant shall have the right to construct improvements in the Expansion Space without paying a construction management fee to Landlord or Landlord's agent, subject only to Landlord's approval of the Expansion Space construction documents, as such approval is described in Rider 301 of the First Amendment to Lease ("Workletter").

            Tenant shall pay a Base Rental for the Expansion Space as follows:

    TERM                    MONTHLY RATE                ANNUAL RATE
    ----                    ------------                -----------
7/99 - 12/03                  $ 1.5416                    $ 18.60
1/04 - 12/04                    1.6333                      19.60
1/05 - 12/05                    1.7166                      20.60

            Whether or not Tenant has completed the buildout of the Expansion Space, the Base Rental shall commence one hundred eighty (180) days after delivery of Tenant's written notice to exercise the Expansion Option but in no event later than July 1, 1999. The lease term on the Expansion Space shall expire on December 31, 2005.

            For purposes of calculating Tenant's Pro Rata Share of Operating Costs attributable to the Expansion Space, the actual Operating Costs for calendar year 1999 shall be Landlord's Operating Cost contribution. Tenant's Pro Rata Share attributable to the Expansion Space is 4.193% and if this Expansion Option is exercised, 11.02% for the combined Leased Premises.

            Tenant will be provided a total of twenty-four (24) additional parking spaces. These additional parking spaces will be at no charge for the term of the Lease, and will be unreserved and will be provided as eighteen (18) covered and six (6) open spaces.

3.    Termination Option

            Upon execution of this Amendment, Tenant will be deemed to have canceled its existing Termination Option as described in item number 6 in the Second Amendment. Tenant may elect to terminate the Lease, as amended ("Termination Option") as of December 31, 2002 by providing Landlord a minimum of six (6) months prior written notice to exercise this Termination Option. If the Expansion Option has been exercised, Tenant shall remit to Landlord a payment ("Termination Fee") equal to the unamortized Buildout Allowance on the Expansion Space only, as calculated on a straight line basis over the total potential term (i.e., until December 31, 2005). If the Termination Option is allowed to expire and is not exercised, Landlord agrees to pay Cross & Company or its successors or assigns, a cash, lump sum leasing commission equal to four percent (4%) of the gross rent to be paid by Tenant on the Leased Premises over the remaining uncancelable term no later than thirty (30) days after June 30, 2002.

4. Tenant or Tenant's officers shall not be required to provide a Letter of Credit or Guarantee as described in the Lease Agreement, First or Second Amendment.

5. Tenant's Right of First Offer to Lease any and all space as it becomes available on the sixth and seventh floor of the Property, as contained in section 2 of Rider 401 of the First Amendment to Lease shall continue in full force and effect. Should Tenant not exercise the Expansion Option, the Tenant shall have a Right of First Refusal on the balance of the fourth floor. Landlord shall provide written notification of the bona fide intent of a third party tenant to lease any or all of this fourth floor space and the terms and conditions which the third party tenant is willing to accept. Tenant shall then have ten (10) business days in which to either accept this space on the same terms and conditions as the third party or to allow Landlord to enter into a lease with the third party. Should the Landlord and the third party fail to execute a lease or should the space again become available for lease during Tenant's term, this Right of First Refusal will still be valid and applicable to this space.

6. Tenant shall have the right to lease any or all of the shell space on the fourth floor of the building at a monthly rate of 54.167(cent) per square foot for storage. This space shall be used solely for the purposes of storing Tenant's equipment, furniture and files only, and for no other purpose. This agreement, as it applies to this storage space only, may be terminated by either party providing fifteen (15) day written notice to the other party.

      Except as described in this Amendment, the terms of which shall control if in conflict with the Lease or the First or Second Amendment to Lease, all other terms and conditions of the Lease, First or Second Amendments to Lease shall remain in full force and effect. Except as otherwise defined herein, all capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Lease, as amended by the First and Second Amendment.

AGREED AND ACCEPTED this 28th day of October , 1998.

Tenant:                                        Landlord:
BioNumerik Pharmaceuticals, Inc.               Building Acquisition Corporation

By:  /s/ DAVID R. MARGRAVE                     BY:  /s/ DANIEL LEININGER
   -----------------------                        ----------------------
Its: Vice President &                          Its: President
     Chief Administrative Officer

                                 EXPANSION SPACE

Building lease area graphic image of floor plan representing fourth floor premises and expansion space.

                            FOURTH AMENDMENT TO LEASE

      This Fourth Amendment to Lease (the "Amendment") is entered into this 13th day of October, 1999, by and between Ashford Building, Ltd., a Texas limited partnership, ("Landlord") and BioNumerik Pharmaceuticals, Inc., a Texas Corporation ("Tenant").

                                   WITNESSETH

      WHEREAS, Landlord and Tenant executed that certain lease (the "Lease") dated as of May I, 1992, the First Amendment to Lease dated June 28, 1993 (the "First Amendment"), the Second Amendment to Lease dated February 28, 1995 (the "Second Amendment") and the Third Amendment to Lease dated October 28, 1998 (the "Third Amendment") regarding Rentable Area in the Ashford Oaks Office Building (the "Building") located at 8122 Datapoint Drive, in the City of San Antonio, Bexar County, Texas, and further identified as Suites 1250 and 400; and

      WHEREAS, Tenant, hereby affirms the terms of the Lease, the First, Second and Third Amendments thereto and further attorns to, assumes and agrees to be bound by all of the terms of the Lease and the First, Second and Third Amendments thereto, except where specifically amended herein; and

      WHEREAS, Landlord and Tenant desire to further amend said Lease;

      NOW THEREFORE, in consideration of the Leased Premises and the mutual benefits to accrue to Landlord and Tenant, both parties agree that the above described Lease, as amended by the First, Second and Third Amendments, shall be further amended as follows:

1.    Lease Space Expansion

      The Leased Premises shall be expanded by 8,001 rentable square feet or from 13,032 rentable square feet prior to the execution of this Fourth Amendment to a new total of 21,033 rentable square feet. The 8,001 rentable square feet represents the balance of the fourth floor of the Building, as shown on the attached floor plan, and shall be known as the Second Expansion Space ("Second Expansion Space").

2.    Expansion Space Tenant Finish

      Landlord shall provide an allowance of $15.00 per rentable square foot or a total of $120,015 towards Tenant's interior finish in the Second Expansion Space. Landlord will also provide an additional allowance of $.50 per rentable square foot or $4,000.50 for architectural and engineering services applicable to the Second Expansion Space. Landlord shall also provide, subject to Tenant's sole option, up to an additional $5.00 per rentable square foot allowance or $40,005.00 to be amortized monthly over the term of the lease at an annual interest rate of 12% (collectively "Tenant Finish Allowances").

      Tenant shall have the right to manage the construction of the interior finish in the Second Expansion Space without a fee to be paid to Landlord or Landlord's agent. Landlord will fund the Tenant Finish Allowances upon receipt of paid invoices and lien waiver from Tenant. Any cost in excess of the Tenant Finish Allowances shall be Tenant's sole responsibility. Should Tenant use the additional allowance of $5.00 per rentable sq. ft., as described above, Tenant agrees to execute a memorandum to the lease documenting the amount amortized and the resulting monthly payment. In no event shall leasing commissions be calculated on any portion of any such additional Base Rental attributable to the amortization of these costs.

3.    Expansion Space Base Rental

      Base Rental for the Second Expansion Space shall be structured as follows:

                                                    Annual Base Rental
Monthly Period                                     Per Rentable Sq. Ft.
--------------                                     --------------------
Start date to 12/31/03                                   $19.00
1/1/04 to 12/31/04                                       $20.00
1/1/05 to 12/31/05                                       $21.00

      Therefore, the Monthly Base Rental for the existing leased premises and the Second Expansion Space shall be as follows:

                              Existing               Second Expansion
                           Leased Premises                Space                     Total
Monthly Period            (13,032 sq. ft.)           (8,001 sq. ft.)*         (21,033 sq. ft.)
--------------            ----------------           ----------------         ----------------
1/00 - 4/00                  $15,898.71                 $12,668.25               $28,566.96
5/00 - 6/00                   16,114.99                  12,668.25                28,783.24
7/00 - 4/01                   16,743.31                  12,668.25                29,411.56
5/01 - 6/01                   16,964.86                  12,668.25                29,633.11
7/01 - 4/02                   17,631.96                  12,668.25                30,300.21
5/02 - 12/03                  18,461.13                  12,668.25                31,129.38
1/04 - 12/04                  19,548.00                  13,335.00                32,883.00
1/05 - 12/05                 $20,633.57                 $14,001.75               $34,635.32

      *Base Rental for the Second Expansion Space shall commence on the earlier of substantial completion of the interior finish or one hundred fifty
      (150) days after the execution of this Fourth Amendment whether or not Tenant has completed the interior finish in the Second Expansion Space. ("Second Expansion Space Commencement Date")

4.    Other

      a. For purposes of calculation of Tenant's Pro Rata Share of Operating Costs attributable to the Second Expansion Space, the actual Operating Costs for calendar year 2000 shall be Landlord's Operating Cost contribution. Tenant's Pro Rata Share attributable to the Second Expansion Space is 4.193% and 11.02% for the combined leased premises.

      b. The lease term on the Second Expansion Space shall expire on December 31, 2005, except as hereafter provided. Tenant shall have the right to terminate the Lease, as amended, ("Second Expansion Space Termination Option") for the area contained in the Second Expansion Space as of the end of the thirty-sixth (36th) month after the Second Expansion Space Commencement Date. Tenant shall exercise this Second Expansion Space Termination Option by providing Landlord a minimum of six (6) months prior written notice. The Termination Option, as described in the Third Amendment to Lease, Section #3, is hereby adjusted so as to be exercisable and effective in the same manner and as of the same date as this Second Expansion Space Termination Option. If such termination option is allowed to expire and is not exercised, Landlord agrees to pay Cross & Company or its successors or assigns, a cash, lump sum leasing commission equal to four percent (4%) of the Total Base Rental to be paid by Tenant on the Leased Premises over the remaining uncancelable term. This commission shall be paid no later than August 31, 2002. Except as amended hereby, Tenant's existing Termination Option with respect to the Lease, as amended, for the area of the Leased Premises, other than the Second Expansion Space, shall remain and continue as provided in the Third Amendment.

      c. Landlord shall provide Tenant a total of twenty-four (24) additional parking spaces at no charge for the term of the Lease to be taken as eighteen (18) in-garage spaces and six (6) surface spaces.

Except as described in this Fourth Amendment, the terms of which shall control if in conflict with the Lease or the First, Second or Third Amendments to the Lease, all other terms and conditions of the Lease, First, Second and Third Amendments to the Lease shall remain in full force and effect. Except as otherwise defined herein, all capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Lease, as amended by the First, Second and Third Amendments.

AGREED AND ACCEPTED THIS 13th DAY OF OCTOBER 1999.

TENANT                                      LANDLORD
BioNumerik Pharmaceuticals, Inc.            ASHFORD BUILDING, LTD.

By  /s/ FREDERICK H. HAUSHEER, M.D.         By   /s/ DANIEL LEININGER
  ---------------------------------           ----------------------------------
Its Chief Executive Officer                 Its  President

                                  ATTACHMENT A

                                 EXPANSION SPACE

Building lease area graphic image of floor plan representing fourth floor premises and expansion space.

                            FIFTH AMENDMENT TO LEASE

      This Fifth Amendment to Lease (the "Fifth Amendment") is entered into this 29th day of June, 2001, by and between Ashford Building, Ltd., a Texas limited partnership, ("Landlord") and BioNumerik Pharmaceuticals, Inc., a Texas Corporation ("Tenant").

                                   WITNESSETH

      WHEREAS, Landlord and Tenant executed that certain lease (the "Lease") dated as of May 1, 1992, the First Amendment to Lease dated June 28, 1993 (the "First Amendment"), the Second Amendment to Lease dated February 28, 1995 (the "Second Amendment"), the Third Amendment to Lease dated October 28, 1998, (the "Third Amendment") and the Fourth Amendment to Lease dated October 13, 1999 (the Fourth Amendment) regarding Rentable Area in the Ashford Oaks Office Building (the "Building") located at 8122 Datapoint Drive, in the City of San Antonio, Bexar County, Texas, and further identified as Suites 1250 and 400; and

      WHEREAS, Tenant, hereby affirms the ten terms of the Lease, the First, Second, Third and Fourth Amendments thereto and further attorns to, assumes and agrees to be bound by all of the terms of the Lease and the First, Second, Third and Fourth Amendments thereto, except where specifically amended herein; and

      WHEREAS, BioNumerik Pharmaceuticals, L.C., a limited liability company, merged with and into BioNumerik Pharmaceuticals, Inc., a Delaware corporation, which merged with and into BioNumerik Pharmaceuticals, Inc., a Texas corporation. By way of the foregoing mergers and by way of various rounds of financing during the term of the Lease, Tenant has undergone several changes in ownership ("Changes in Ownership"); and

      WHEREAS, Landlord and Tenant desire to further amend said Lease;

      NOW THEREFORE, in consideration of the Leased Premises and the mutual benefits to accrue to Landlord and Tenant, both parties agree that the above described Lease, as amended by the First, Second, Third and Fourth Amendments, shall be further amended as follows:

      1.    Lease Space Expansion

            The Leased Premises shall be expanded by 9,523 rentable square feet (the "Third Expansion Space") or from 21,033 rentable square feet prior to the execution of this Fifth Amendment to a new total of 30,556 rentable square feet. The Third Expansion Space will be taken as 4,761.5 rentable square feet on July 1, 2001 and the balance of the Third Expansion Space on May 1, 2002. The 9,523 rentable square feet represents the remaining office space on the twelfth (12th) floor of the Building, in the location depicted on the floor plan attached hereto as Exhibit "A".

      2.    Third Expansion Space Tenant Finish

            Landlord shall provide an allowance of $10.00 per rentable square foot (prorated as appropriate for the Third Expansion Space portion to be taken in May 2002) or a total of $92,190.74 towards Tenant's interior finish in the Third Expansion Space ("Tenant Finish Allowance"). Tenant shall be responsible for the cost of performing all work desired by Tenant in the Third Expansion Space to include, but not be limited to, obtaining all necessary fees and permits, construction management supervision fees, demolition, new construction, and any and all modifications both above and below the ceiling. Landlord will fund the Tenant Finish Allowance upon receipt of paid invoices and lien waivers from Tenant. Any cost in excess of the Tenant Finish Allowance shall be Tenant's sole responsibility.

      3.    Expansion Space Base Rental

            Base Rental for the Third Expansion Space shall be structured as follows:

Monthly Period               Annual Base Rental Per Rentable Sq. Ft.
--------------               ---------------------------------------
7/01/01 to 12/31/05                        $19.00

            Therefore the Monthly Base Rental for the existing Leased Premises and the Third Expansion Space shall be as follows:

                             EXISTING                 THIRD
MONTHLY                      PREMISES               EXPANSION              TOTAL
PERIOD                    21,033 SQ. FT.          9,523 SQ. FT.*       30,556 SQ. FT.
------                    --------------          --------------       --------------
07/01 - 01/02               $30,300.21              $ 7,539.04           $37,839.25
02/02 - 04/02                30,300.21                7,539.04            37,839.25
05/02 - 12/03                31,129.38               15,078.08            46,207.46
01/04 - 12/04                32,883.00               15,078.08            47,961.08
01/05 - 12/05                34,635.32               15,078.08            49,713.40

            * reflects 4,761.5 rentable square feet leased on July 1, 2001 and the same amount leased on May 1, 2002.

            Base rental for the Third Expansion Space shall commence as stipulated on the above schedule regardless of the completeness of any leasehold improvements to be constructed by Tenant.

      4.    Other

            a. For purposes of calculation of Tenant's Pro Rata Share of Operating Costs attributable to the Third Expansion Space, the actual Operating Costs for calendar year 2001 shall be Landlord's Operating Cost contribution. Tenant's Pro Rata Share is 4.991% for the Third Expansion Space and 16.013% for the combined leased premises.

            b. The lease term on the Third Expansion Space shall expire on December 31, 2005, except as hereafter provided. Tenant shall have the right to terminate the Lease, as amended, ("Third Expansion Space Termination Option") for the area contained in the Third Expansion Space as of December 31, 2003. To exercise this Termination Option, Tenant must provide Landlord a minimum of six (6) months prior written notice. The Termination Option, as described in the Third Amendment to Lease, Section #3 and the Second Expansion Space Termination Option, as described in the Fourth Amendment, Section 4.b are hereby amended so as to be exercisable and effective in the same manner and as of the same date (as of 12/31/03) as this Third

                  Expansion Space Termination Option; provided however, the parties hereto agree that in the event Tenant elects to exercise the foregoing termination options, the aggregate termination fee shall be $86,814.90. If such termination option is allowed to expire and is not exercised, Landlord agrees to pay Cross & Company or its successors or assigns, a cash, lump sum leasing commission equal to four percent (4%) of the Total Base Rental to be paid by Tenant on the Leased Premises over the remaining uncancelable term. This commission shall be paid no later than January 31, 2004.

            c. Landlord shall provide Tenant a total of twenty-nine (29) additional parking spaces at no charge for the term of the Lease to be taken as twenty one (21) in-garage spaces and eight (8) surface spaces resulting in an aggregate of sixty-nine (69) total parking spaces, fifty (50) in garage spaces and nineteen (19) surface spaces.

            d. Landlord recognizes and accepts that Tenant has entered into a short term space sublease with the existing tenant in the Third Expansion Space, subject to Landlord's approval of the sublease document. Said sublease shall expire on June 30,2001.

            e. Section 11.2 of the Lease is deleted in its entirety and replaced with the following: "Notwithstanding anything to the contrary in this Lease, Tenant may, without obtaining Landlord's prior written consent, sublet the Premises or assign the Lease to (a) an entity controlled by or under common control with Tenant, (b) a successor entity related to Tenant by merger, consolidation, non-bankruptcy reorganization, or governmental action, or (c) a purchaser of substantially all of Tenant's assets located in the Premises (a "Permitted Transfer"). A sale or transfer of Tenant's capital stock, including pursuant to an initial public offering, shall not be deemed an assignment, subletting or any other transfer of the Lease or Premises. No such Permitted Transfer shall be subject to any rights of recapture or rent profit-sharing provisions."

            f. Section 22.16 is hereby modified by the addition of the following sentence to the end of the paragraph:
                  "Notwithstanding the foregoing, Tenant may disclose, without prior written consent of the Landlord, the terms and provisions of this Lease as required by law, including as part of any initial public offering of Tenant's stock."

            g.    Landlord consents to the Changes in Ownership.

            h. This Agreement, together with the Lease, as amended, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Fifth Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Fifth Amendment shall be binding unless in writing and duly executed by both Landlord and Tenant. Except as specifically amended hereby, all of the terms and conditions of the Lease, as amended, are and shall remain in full force and effect and are hereby ratified and confirmed. This Fifth Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one Agreement. An executed facsimile copy of this Fifth Amendment shall be considered an original.

Except as described in this Fifth Amendment, the terms of which shall control if in conflict with the Lease or the First, Second, Third or Fourth Amendments to the Lease, all other terms and conditions of the Lease, as amended by the First, Second, Third and Fourth Amendments to the Lease shall remain in full force and effect. Except as otherwise defined herein, all capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Lease, as amended by the First, Second, Third and Fourth Amendments.

Agreed to and Accepted on the day first above mentioned.

TENANT                                        LANDLORD
BIONUMERIK PHARMACEUTICALS, INC.              ASHFORD BUILDING, LTD.
a Texas corporation                           a Texas Limited Partnership
                                              By:      Ashford GP Corp.,
                                                       a Texas corporation
                                                       General Partner

By:    /s/ FREDERICK H. HAUSHEER              By:    /s/ DANIEL E. LEININGER
Printed Name:  Frederick H. Hausheer, M.D.    Printed Name:  Daniel E. Leininger
Title  Chief Executive Officer                Title:  President

                                   EXHIBIT "A"

Building lease area graphic image of floor plan representing twelfth floor premises and expansion space.

                            SIXTH AMENDMENT TO LEASE

      This Sixth Amendment to Lease (the "Sixth Amendment") is entered into effective as of June 29, 2002, by and between Ashford Building, Ltd., a Texas limited partnership, ("Landlord") and BioNumerik Pharmaceuticals, Inc., a Texas corporation ("Tenant").

                                   WITNESSETH

      WHEREAS, Landlord and Tenant executed that certain lease (the "Lease") dated as of May 1, 1992, the First Amendment to Lease dated June 28, 1993 (the "First Amendment"), the Second Amendment to Lease dated February 28, 1995 (the "Second Amendment"), the Third Amendment to Lease dated October 28, 1998, (the "Third Amendment"), the Fourth Amendment to Lease dated October 13, 1999 (the "Fourth Amendment") and the Fifth Amendment to Lease dated June 29, 2001 (the "Fifth Amendment") regarding Rentable Area in the Ashford Oaks Office Building (the "Building") located at 8122 Datapoint Drive, in the City of San Antonio, Bexar County, Texas, and further identified as Suites 1250, 1200 and 400; and

      WHEREAS, Tenant, hereby affirms the terms of the Lease, the First, Second, Third, Fourth and Fifth Amendments thereto and further attorns to, assumes and agrees to be bound by all of the terms of the Lease and the First, Second, Third, Fourth and Fifth Amendments thereto, except where specifically amended herein; and

      WHEREAS, Landlord and Tenant desire to further amend said Lease;

      NOW THEREFORE, in consideration of the Leased Premises and the mutual benefits to accrue to Landlord and Tenant, both parties agree that the above described Lease, as amended by the First, Second, Third, Fourth and Fifth Amendments, shall be further amended as follows:

      1. Landlord agrees to extend the availability date for Tenant to use the Tenant Finish Allowance described in the Fifth Amendment to Lease dated June 29, 2001, provided, however, that if Tenant, after the date hereof, elects to draw on any of the remaining finish out funds to be provided by Landlord under such Tenant Finish Allowance, then Tenant's existing early termination options to terminate the Lease (or any portion thereof) prior to December 31, 2005 (consisting of the Termination Option, as amended, the Second Expansion Space Termination Option, as amended, and the Third Expansion Space Termination Option, all as described in Section 4.b. of the Fifth Amendment) shall immediately terminate and thereafter be of no force and effect. Subject to the condition described in the previous sentence, the Tenant Finish Allowance may be used by Tenant at any time during the remaining term of the Lease, provided that in no event shall the Tenant Finish Allowance be used during the last 12 months of the Lease term. Accordingly, the Tenant Finish Allowance may not be used after December 31, 2004.

      2. Except as specifically amended hereby, all of the existing terms and conditions of the Lease, as amended, are and shall remain in full force and effect and are hereby ratified and confirmed.

This Agreement, together with the Lease, as amended, constitutes the entire agreement between Landlord and Tenant regarding the Lease and the subject matter contained herein and supersedes any and all prior and/or contemporaneous oral or written negotiations, agreements or understandings. This Sixth Amendment shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and assigns. No subsequent change or addition to this Sixth Amendment shall be binding unless in writing and duly executed by both Landlord and Tenant. This Sixth Amendment may be executed in two or more counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one agreement. An executed facsimile copy of this Sixth Amendment shall be considered an original.

Except as described in this Sixth Amendment, the terms of which shall control if in conflict with the Lease or the First, Second, Third, Fourth or Fifth Amendments to the Lease, all other terms and conditions of the Lease, as amended by the First, Second, Third, Fourth and Fifth Amendments to the Lease shall remain in full force and effect. Except as otherwise defined herein, all capitalized terms used but not defined herein shall have the same meanings assigned to such terms in the Lease, as amended by the First, Second, Third, Fourth and Fifth Amendments.

Agreed to and Accepted as of the day first above mentioned.

TENANT                                        LANDLORD

BIONUMERIK PHARMACEUTICALS, INC.              ASHFORD BUILDING, LTD.
a Texas corporation                           a Texas Limited Partnership
                                              By:    Ashford GP Corp.,

By:   /s/ FREDERICK H. HAUSHEER               By:    /s/ DANIEL E. LEININGER
Printed Name: Frederick H. Hausheer, M.D.     Printed Name: Daniel E. Leininger
Title Chief Executive Officer                 Title: President

                                       2